UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BB&T Corporation

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BB&T CORPORATION

March 24, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BB&T Corporation scheduled for 11:00 A.M. on Tuesday, April 27, 2004, at the Hilton McLean Tysons Corner Hotel, 7920 Jones Branch Drive, McLean, Virginia. The matters scheduled for consideration at the meeting are described in detail in the Notice of Annual Meeting of Shareholders and Proxy Statement. In order to be sure your shares are voted at the meeting if you cannot attend, please complete, sign and return the enclosed proxy card or vote by using the telephone or the Internet as soon as possible.

In compliance with applicable regulations, the Corporation’s financial statements and other required disclosures are presented in its 2003 Annual Report on Form 10-K, a copy of which follows the Proxy Statement, and which reflects the Corporation’s financial condition on December 31, 2003.

Also included in the package is a Summary 2003 Annual Review which contains additional information about the Corporation, including a financial summary, our letter to shareholders and selected financial data. We believe that this Summary 2003 Annual Review provides our shareholders, the investment community, and the public with financial and other corporate information in an understandable and useful manner.

We trust that this presentation will satisfy your informational needs, and, at the same time, provide you with a better understanding of both the financial history and strategic direction of BB&T Corporation.

Sincerely,

John A. Allison IV
Chairman and Chief Executive Officer

BB&T CORPORATION

200 West Second Street

Winston-Salem, North Carolina 27101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 27, 2004

TO THE SHAREHOLDERS OF

BB&T CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of BB&T Corporation (the “Corporation” or “BB&T”) will be held on Tuesday, April 27, 2004, at 11:00 A.M. local time, at the Hilton McLean Tysons Corner Hotel, 7920 Jones Branch Drive, McLean, Virginia, for the following purposes:

(1)	To approve an amendment to BB&T’s articles of incorporation to eliminate staggered terms for directors and to provide that directors can be removed with or without cause.

(2)	To approve certain amendments to BB&T’s bylaws to (i) eliminate staggered terms for directors and make certain other revisions regarding the term of directors; (ii) provide that directors can be removed with or without cause; (iii) enhance the Board’s ability to fill director vacancies; and (iv) make certain revisions to the bylaw provision governing bylaw amendments.

(3)	To elect six directors for three-year terms expiring in 2007, one director for a two-year term expiring in 2006, and one director for a one-year term expiring in 2005 (or terms expiring in each case in 2005 if Proposals (1) and (2), above, are approved).

(4)	To approve the Corporation’s 2004 Stock Incentive Plan.

(5)	To ratify the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditors for 2004.

(6)	To consider a shareholder proposal regarding executive compensation matters.

(7)	To transact such other business as may properly come before the meeting.

Pursuant to the provisions of the North Carolina Business Corporation Act, March 8, 2004 has been fixed as the record date for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. Accordingly, only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. It is important that your shares of the Corporation’s Common Stock be represented at this meeting to help ensure the presence of a quorum, particularly since approval of Proposals 1 and 2 requires the vote of two-thirds of the outstanding shares of Common Stock (as described further in the proxy statement).

A copy of the Annual Report on Form 10-K, containing the financial statements of the Corporation for the year ended December 31, 2003, accompanies the proxy materials.

By Order of the Board of Directors

John A. Allison IV
Chairman and Chief Executive Officer

March 24, 2004

Even if you plan to attend the Annual Meeting in person, please date and sign the enclosed proxy and mail it promptly. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person. A postage-paid, return-addressed envelope is enclosed. Alternative voting methods using the Internet and telephone also are available and are described in the proxy statement.

i

BB&T CORPORATION

200 West Second Street

Winston-Salem, North Carolina 27101

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy, for use at the Annual Meeting of Shareholders to be held April 27, 2004, at 11:00 A.M. local time, and any adjournment thereof (the “Annual Meeting”), is solicited on behalf of the Board of Directors (or the “Board”) of BB&T Corporation (the “Corporation” or “BB&T”). The approximate date that these proxy materials are first being sent to shareholders is March 24, 2004. Such solicitation is being made by mail and may also be made in person or by fax, Internet or telephone by officers, employees or agents of the Corporation or its subsidiaries. All expenses incurred in such solicitation will be paid by the Corporation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners. The Corporation has engaged Morrow & Co. to assist in proxy solicitation for an estimated fee of $11,000, plus out-of-pocket expenses.

Voting Methods

The accompanying proxy is for use at the Annual Meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. Shares may be voted by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free telephone number. Please refer to the proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available. Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., Eastern Daylight Time, on April 26, 2004. Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. In the event that a shareholder’s proxy does not reference Internet or telephone information because the shareholder is not the registered owner of the shares, the shareholder should complete and return the paper proxy card in the self-addressed, postage-paid envelope provided. The proxy may be revoked by a shareholder at any time before it is exercised by filing with the acting Secretary of the Corporation an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by attending the meeting and electing to vote in person.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. If you are a shareholder of record and choose to attend the Annual Meeting, please be prepared to present a photo I.D. or other satisfactory proof of identification for entrance to the meeting. If you hold your shares in street name and plan to attend the Annual Meeting, please be prepared to present a recent proxy or letter validating your ownership of the shares from your bank, broker or other nominee that holds your shares and a photo I.D. or other satisfactory proof of identification for entrance to the meeting.

All shares of the Corporation’s common stock (the “Common Stock”) represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted FOR: (i) the proposal to approve an amendment to the articles of incorporation; (ii) the proposal to amend certain bylaw provisions; (iii) the proposal to elect six directors for three-year terms expiring in 2007, one director for a two-year term expiring in 2006, and one director for a one-year term expiring in 2005 (or for terms expiring in each case in 2005 if Proposals 1 and 2 are approved); (iv) the proposal to approve the 2004 Stock Incentive Plan (the “2004 Plan”); and (v) the proposal to ratify the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditors for 2004; and AGAINST (vi) the shareholder proposal described in more detail in Proposal 6, below. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

Record Date; Shares Outstanding

Pursuant to the provisions of the North Carolina Business Corporation Act (the “NCBCA”), March 8, 2004 has been fixed as the record date for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of the Corporation’s Common Stock issued and outstanding on March 8, 2004 is entitled to one vote on all proposals at the meeting, except that shares held in a fiduciary capacity by Branch Banking and Trust Company (“Branch Bank”), Branch Banking and Trust Company of South Carolina (“Branch Bank-SC”), Branch Banking and Trust Company of Virginia (“Branch Bank-VA”), and certain other BB&T affiliates may only be voted in accordance with the instruments creating the fiduciary capacity. Branch Bank, Branch Bank-SC and Branch Bank-VA are collectively referred to herein as the “BB&T Bank Subsidiaries.” Holders of shares of Common Stock vote together as a voting group on all proposals. As of the close of business on March 8, 2004, there were                      shares of Common Stock of the Corporation outstanding and entitled to vote.

Quorum; Votes Required

In order to conduct the meeting, a majority of the votes entitled to be cast on a matter must be present in person or by proxy. This is called a quorum. Shareholders who return valid proxy instructions or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting.

Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange (“NYSE”) rules allow banks, brokers and other nominees to vote shares held by them for a customer on matters that the NYSE determines to be routine, even though the bank, broker or nominee has not received instructions from the customer. A broker “non-vote” occurs when a bank, broker or other nominee has not received voting instructions from the customer and the bank, broker or nominee cannot vote the shares because the matter is not considered a routine matter under NYSE rules. Approval of an equity compensation plan, such as the Corporation’s proposed 2004 Plan (see Proposal 4, below), is not considered a routine matter under NYSE rules. Consequently, a broker may not vote on Proposal 4 without instructions from the shareholder.

If a shareholder provides specific voting instructions, his shares will be voted as instructed. If a shareholder holds shares in his name and returns a properly executed proxy without giving specific voting instructions, his shares will be voted as recommended by the Board. If a shareholder holds shares in his name and does not return valid proxy instructions or vote in person at the Annual Meeting, his shares will not be voted. If a shareholder holds shares in the name of a bank, broker or other nominee, and the shareholder does not give that nominee instructions on how he wants his shares to be voted, the nominee generally has the authority to vote the shares on certain “routine” matters as described above. At the Annual Meeting, that would mean that the nominee can vote the shares on Proposals 3 and 5, but could not vote those shares on Proposals 1, 2, 4 and 6 if the shareholder does not timely provide instructions for voting the shares.

In Proposals 1 and 2, shareholders are being asked to consider and vote upon amendments to the Corporation’s articles of incorporation and bylaws. Under the terms of BB&T’s current articles of incorporation and bylaws, these amendments require the affirmative vote of at least two-thirds of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Shares constituting abstentions and broker non-votes will be considered shares entitled to vote at the meeting and will be counted as a vote against these proposals.

In Proposal 3, shareholders are being asked to consider and elect six directors for three-year terms expiring in 2007, one director for a two-year term expiring in 2006, and one director for a one-year term expiring in 2005 (or, in each case, for a one-year term expiring in 2005, if Proposals 1 and 2 are approved). Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. At the Annual Meeting, the maximum number of directors to be elected is eight. Shares not voted, whether by marking “ABSTAIN” on the proxy card or otherwise, will have no impact on the election of directors. Unless a properly executed proxy is marked “WITHHOLD AUTHORITY” as to any or all nominees or directs that shares be voted for one or more specified directors, the proxy given will be voted “FOR” each of the nominees for director. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

A majority of votes cast at the Annual Meeting is required to approve Proposal 4 (regarding approval of the 2004 Plan), Proposal 5 (regarding ratification of the appointment of BB&T’s independent auditors), and Proposal 6 (regarding a shareholder proposal). Abstentions and broker “non-votes” will not be counted as votes cast for any of these proposals.

SECURITY OWNERSHIP

The table below sets forth the beneficial ownership of Common Stock by all directors and nominees, all named executive officers of BB&T (See “Summary Compensation Table,” below) and all directors and executive officers of BB&T as a group as of March     , 2004. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares beneficially owned. No shareholder is known to BB&T to be the beneficial owner of more than 5% of the outstanding Common Stock as of March     , 2004.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner/Number of Persons in Group	Common Shares Beneficially Owned(1)		Common Shares Subject to a Right to Acquire(2)	Percentage of Common Stock
John A. Allison IV	386,168	(3)	1,035,656	*
Jennifer S. Banner	1,360		0	*
Nelle Ratrie Chilton	83,216		6,060	*
Alfred E. Cleveland	63,795	(4)	21,836	*
Ronald E. Deal	89,426	(5)	56,332	*
Tom D. Efird	81,353	(6)	35,091	*
Barry J. Fitzpatrick	317,206		0	*
L. Vincent Hackley	2,598	(7)	53,298	*
Jane P. Helm	2,289		21,991	*
J. Ernest Lathem, M.D.	327,890	(8)	6,701	*
James H. Maynard	374,378	(9)	50,815	*
Albert O. McCauley	48,837	(10)	43,538	*
J. Holmes Morrison	40,072	(11)	94,759	*
Richard L. Player, Jr.	29,953	(12)	31,134	*
Nido R. Qubein	124,426	(13)	48,836	*
E. Rhone Sasser	294,389	(14)	7,882	*
Jack E. Shaw	826,861	(15)	33,514	*
Albert F. Zettlemoyer	6,300		0	*
W. Kendall Chalk	114,115	(16)	235,309	*
Robert E. Greene	39,409		188,955	*
Kelly S. King	160,230	(17)	368,095	*
Scott E. Reed	153,284	(18)	246,974	*
Henry G. Williamson, Jr.	170,312	(19)	590,835	*
Directors and Executive Officers as a group (26 persons)	3,799,590		3,355,972	1.36

*	Less than 1%.
(1)	As reported to BB&T by the directors, nominees and executive officers, including shares held by spouses, minor children, affiliated companies, partnerships and trusts over which the named person has beneficial ownership. Also includes shares allocated to individual accounts under the BB&T Corporation 401(k) Savings Plan and the BB&T Corporation Non-Qualified Defined Contribution Plan, voting of which is directed by the respective named persons and group members who participate in those plans.
(2)	Amount includes options to acquire common shares that are or become exercisable within 60 days of March , 2004.
(3)	Amount includes 102,492 shares held solely by spouse, who has sole investment and voting powers with respect to such shares.

(4)	Amount includes 19,590 shares held in a trust over which Mr. Cleveland has sole investment and voting powers. Amount also includes 3,414 shares held solely by spouse and as to which Mr. Cleveland disclaims beneficial ownership.
(5)	Amount includes 31,960 shares owned indirectly through a trust, of which Mr. Deal is a co-trustee and has sole investment and voting powers. Amount also includes 2,270 shares held solely by spouse, who has sole investment and voting powers.
(6)	Amount includes 100 shares held solely by spouse, who has sole investment and voting powers.
(7)	Amount includes 146 shares jointly owned with spouse and over which spouse has shared investment and voting powers.
(8)	Amount includes 268,085 shares held by a family limited partnership of which Dr. Lathem has a 75% ownership interest and sole investment and voting powers. Amount also includes 8,138 shares held by spouse, who has sole investment and voting powers.
(9)	Amount includes 300,750 shares held by a holding company in which Mr. Maynard has an ownership interest of 32.48% and, indirectly through his spouse, beneficially owns an additional 21.33% of the company. Mr. Maynard is an officer of the company and has sole investment and voting powers with respect to such shares. Amount also includes 29,109 shares held solely by spouse and 4,970 shares held by spouse as trustee for children; in each case, the spouse has sole investment and voting powers.
(10)	Amount includes 170 shares held by daughter, who has sole investment and voting powers.
(11)	Amount includes 12,002 shares held by spouse in a revocable trust over which the spouse has sole investment and voting powers.
(12)	Amount includes 4,948 shares held solely by spouse, who has sole investment and voting powers.
(13)	Amount includes 13,640 shares held solely by spouse and 7,880 shares held by spouse as custodian for children; in each case, spouse has sole investment and voting powers over such shares.
(14)	Amount includes 71,000 shares held by a family limited liability corporation in which Mr. Sasser has no direct ownership interest. As co-managers of the corporation, Mr. Sasser and his wife share investment and voting control.
(15)	Amount includes 55,262 shares held by a family partnership, in which Mr. Shaw has an ownership interest of 2.55% as a general partner and .11% as a limited partner and has sole voting power. Amount also includes 44,264 shares held solely by spouse, who has sole investment and voting powers, and 74,176 shares held by a corporation, of which Mr. Shaw is president and 25% beneficial owner and over which shares Mr. Shaw has sole investment and voting powers.
(16)	Amount includes 21,330 shares held by spouse, who has sole investment and voting powers.
(17)	Amount includes 1,220 shares held by Mr. King as custodian for a minor child. Amount also includes 36,112 shares held by spouse, who has sole investment and voting powers.
(18)	Amount includes 19,063 shares held by spouse, who has sole investment and voting powers with respect to such shares.
(19)	Amount includes 77,808 shares held by spouse, who has sole investment and voting powers.

PROPOSALS 1 AND 2

APPROVAL OF AMENDMENT TO

BB&T’S ARTICLES OF INCORPORATION AND

APPROVAL OF CERTAIN AMENDMENTS TO BB&T’S BYLAWS

PROPOSAL 1—APPROVAL OF AMENDMENT TO

BB&T’S ARTICLES OF INCORPORATION

The Board of Directors unanimously has approved, and recommends that the shareholders approve, an amendment to Article V of the BB&T articles of incorporation, as amended and restated (the “articles of incorporation”), in order to (i) declassify the Board of Directors and provide for the annual election of all directors, (ii) allow for the removal of directors with or without cause and (iii) allow future amendments of Article V to be made upon approval of a majority of the votes cast on the matter by the Corporation’s shareholders. If approved by the shareholders, the proposal to amend the articles of incorporation will be effective upon filing of the articles of amendment with the North Carolina Secretary of State, which BB&T anticipates would be done as soon as practicable following the Annual Meeting.

Article V of the articles of incorporation currently requires the Board of Directors to be divided into three classes as nearly equal in number as possible. Each class of directors serves staggered, three-year terms, with the term of office of one class expiring each year. Under the current terms of Article V, directors can be removed only for cause. The affirmative vote of the holders of at least two-thirds of the shares of outstanding Common Stock is required to amend current Article V.

If this Proposal is approved, Article V will be amended and replaced it in its entirety with the following:

“The number and term of directors of the Corporation shall be fixed by or in accordance with the Bylaws.”

As discussed in Proposals 1 and 2, the proposals to amend BB&T’s articles of incorporation and bylaws to eliminate staggered boards and provide for the removal of directors with or without cause are intended to maximize director accountability to shareholders and continue to enhance BB&T’s corporate governance policies and procedures.

Classified boards have been widely adopted by companies and have a long history in corporate law. Proponents of classified boards assert that they promote the independence of directors in that directors elected for multi-year terms are less subject to outside influence. Proponents of classified boards also believe that they provide continuity and stability in the management of the business and affairs of a company since a majority of directors will have prior experience as directors of the company. Proponents further assert that classified boards may enhance shareholder value by motivating an entity seeking control of a target company with a classified board to initiate arms-length discussions with the board of the target company because the entity would be unable to replace the entire board in a single election.

On the other hand, some investors view classified boards as having the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of classified boards assert that a staggered structure for the election of directors may discourage proxy contests in which shareholders may have an opportunity to vote for a competing slate of nominees and therefore may detract from shareholder value.

After reviewing and discussing the benefits and drawbacks of having a classified board, the Board has determined that it is in the best interests of BB&T and its shareholders to declassify the Board. Although the Board still believes that there are good reasons to retain a classified board, it is committed to ensuring that BB&T maximizes Board accountability to shareholders and believes it best to allow shareholders the opportunity each year to register their views on the performance of the Board by choosing to elect or not elect each member of the Board to a new term.

Similarly, the proposed amendments to the articles of incorporation and the bylaws to permit directors to be removed with or without cause are intended to enhance director accountability and BB&T’s corporate governance practices. Under Section 55-8-08 of the NCBCA, shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. As noted above, Article V is proposed to be amended by eliminating the provision that directors can be removed only for cause. Thus, if Proposal 1 is approved, under the NCBCA, directors of the Corporation could be removed with or without cause. The bylaws, as proposed to be amended, similarly provide that directors can be removed with or without cause. See Proposal 2, below. Further, since the staggered board and “for cause only” removal provisions are proposed to be eliminated from Article V, the Board believes that it is appropriate for any future amendments to Article V to be effectuated by the shareholders by a majority of the votes cast, which is the vote required under Section 55-10-03 of the NCBCA for amendments to the articles of incorporation (except when the articles of incorporation, the bylaws or the board of directors require a greater vote).

If Proposals 1 and 2 are approved, the annual election of directors would begin with the 2005 annual meeting of shareholders. Consequently, directors standing for election in 2005 would be elected to one-year terms. Directors who would normally be subject to re-election in 2006 and 2007 have agreed to resign and, if recommended by the Nominating and Corporate Governance Committee and nominated by the Board, to stand for re-election in 2005, if Proposals 1 and 2 are approved. Accordingly, if Proposals 1 and 2 are approved, all directors would stand for re-election at the 2005 annual meeting. If Proposals 1 and 2 are not approved, the Board will remain classified and approximately one-third of the Board will stand for election in any given year pursuant to the Corporation’s current articles of incorporation and bylaws.

THE BB&T BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION AS SET FORTH IN PROPOSAL 1.

PROPOSAL 2—APPROVAL OF

CERTAIN AMENDMENTS TO BB&T’S BYLAWS

Summary of Proposed Amendments

The Board of Directors unanimously has approved the amendment and restatement of BB&T’s existing bylaws (the “Current Bylaws”) in the form of the Amended and Restated Bylaws attached as Exhibit A (the “Restated Bylaws”), subject, as discussed below, to shareholder approval of certain provisions. The Restated Bylaws are proposed to be effective as of April 28, 2004. If the shareholders do not approve the amendments described below, the bylaws will still be amended and restated, except for those provisions requiring shareholder approval, which would remain unchanged. Many of the provisions in the Current Bylaws were adopted in 1984 by Southern National Corporation (“SNC”), a merger predecessor of BB&T. The Restated Bylaws are intended to modernize BB&T’s bylaws, conform the bylaws with many of the current provisions of the NCBCA, and, as described below, enhance director accountability to shareholders and further improve BB&T’s corporate governance practices. Accordingly, the Board believes that adoption of the Restated Bylaws, including the four provisions subject to shareholder approval which are described below, would be in the best interests of BB&T and its shareholders.

Article IX, Section 5 of the Current Bylaws permits the Board to amend many provisions in the Current Bylaws by an affirmative vote of a majority of the Board, subject to certain exceptions. In particular, under the Current Bylaws, the Board may not amend a bylaw adopted by the shareholders, and amendments to the four provisions described below require the approval of two-thirds of the total number of shares of outstanding Common Stock. Consequently, shareholders are being asked to consider and approve the following proposed amendments:

•	An amendment to replace the current staggered three-year terms for directors with one-year terms and modify certain director qualifications;

•	An amendment to allow for the removal of directors with or without cause;

•	An amendment to enhance the ability of the Board to fill Board vacancies; and

•	An amendment to allow the Board to amend the bylaws without the requirement of a shareholder vote (which provision would operate in conjunction with the similar statutory right of shareholders to amend or alter the bylaws).

Amendment to the Term and Certain Qualifications of the Board of Directors

Article III, Section 2 of the Current Bylaws provides that the Corporation’s Board of Directors is divided into three classes, each class as nearly equal in number as possible, with members of each class serving three-year terms. The Board has approved a proposal to amend Article III, Section 2 to declassify the Board so that directors would be elected on an annual basis to serve one-year terms (and until their successors are duly elected and qualified). The Board also has proposed to amend Article III, Section 2 to provide that directors who reach age 70 will retire at the conclusion of the calendar year during which the director reaches age 70. The Board also has proposed to amend Article III, Section 2 to require that, following election, directors must own a minimum of 1,000 shares of Common Stock or such other minimum number of shares as may be established by the Board in accordance with its share ownership guidelines. The Board also has proposed to delete a provision in Article III, Section 2 of the Current Bylaws requiring directors to possess the qualifications required of directors of national banks as set forth in the laws of the United States and the regulations and rulings of the regulatory authorities supervising such national banks, since BB&T’s directors are not subject to these requirements.

The full text of the amended Article III, Section 2 proposed to be approved by the shareholders is as follows:

“Number, Term and Qualification: The Board shall consist of not less than three nor more than 30 members and the number of members shall be fixed and determined from time to time by a resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof. Commencing with the 2005 annual meeting of shareholders, each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director; and the terms for directors elected before the 2005 annual meeting of shareholders shall expire at the 2005 annual meeting of shareholders. Notwithstanding the expiration of the term of a director, the director shall continue to hold office until a successor is elected and qualified, or until such director’s death, resignation, retirement, removal or disqualification, or until there is a decrease in the number of directors. A director who reaches age 70 shall retire as a director at the end of the calendar year during which the director reaches age 70, without any further action by the shareholders or the Board of Directors. Directors need not be residents of the State of North Carolina. Following election, each director must own a minimum of 1,000 shares of the corporation’s common stock or such other minimum number of shares as may be determined by the Board in accordance with its director share ownership guidelines.”

Declassification of the Board. As discussed in Proposal 1, above, proponents of classified boards believe that a classified board can promote stability and provide a greater continuity of experience because classified boards prevent a sudden change in the composition of the board, and a majority of directors at any given time will have at least one year of experience on the board. However, the Board believes that the annual election of directors may result in a Board of Directors that is even more accountable and more responsive to shareholder concerns. In light of today’s climate regarding corporate governance reforms and the increased shareholder involvement in corporate affairs, the Board believes that shareholders should have the opportunity to vote on each director’s performance on an annual basis by choosing whether or not to re-elect each director. See also Proposal 1, above.

Director Qualifications. Under Proposal 2, directors who reach age 70 would be required to retire at the end of the calendar year during which the director reached age 70, without any further action by the shareholders or the Board. This amendment is consistent with BB&T’s current practice regarding retirement of directors. In addition, under the Restated Bylaws, following election, each director would be required to own a minimum of 1,000 shares of Common Stock or such other minimum number of shares as may be determined by the Board in accordance with its director share ownership guidelines. Further, under the Restated Bylaws, directors would no longer be required to possess the qualifications required of directors of national banks as set forth in the laws of the United States and the regulations and rulings of the regulatory authorities supervising national banks since, as stated above, BB&T’s directors are not subject to these requirements.

Amendment to Allow Removal of Directors With or Without Cause

Article III, Section 4 of the Current Bylaws provides that directors can be removed from the Board only for cause. The Current Bylaws also prevent an individual director from being removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares were cumulatively voted at an annual election.

The Restated Bylaws would allow the shareholders to remove a director with or without cause (unless the articles of incorporation provide that directors may be removed only for cause). Consistent with the provisions of the NCBCA, the amendment also requires that the notice for a shareholder’s meeting at which such removal is to occur must state that a purpose of the meeting is removal of the director and provides that, for removal to occur, the number of votes cast to remove the director must exceed the number of votes cast not to remove the director.

As discussed in Proposal 1, above, the Board believes that allowing directors to be removed with or without cause will, similar to elimination of staggered board terms, enhance director accountability and further improve BB&T’s corporate governance practices.

The full text of Article III, Section 4 as proposed to be approved by the shareholders is as follows:

“Removal: Directors may be removed from office by the shareholders with or without cause (unless the articles of incorporation provide that directors may be removed only for cause), provided the notice of the shareholders’ meeting at which such action is to be taken states that a purpose of the meeting is removal of the director and the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.”

Amendment to Allow Majority of Board to Fill a Board Vacancy

Article III, Section 5 of the Current Bylaws permits a majority of remaining directors to fill a vacancy occurring in the Board, including a vacancy not filled by the shareholders or created by an increase in the number of directors. However, the Current Bylaws prohibit a majority of the full Board from increasing the number of directors to a number which: (i) exceeds by more than two the number of directors last fixed by shareholders where such number was fifteen or less, and (ii) to a number which exceeds by more than four the number of directors last fixed by shareholders where such number was sixteen or more.

The proposed amendment to Article III, Section 5 would conform the Current Bylaws to the provisions of Section 55-8-10 of the NCBCA regarding vacancies and is thus intended to modernize the Current Bylaws and BB&T’s practices. The amendment would permit a majority of remaining directors to fill a vacancy, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors. The Board’s proposal removes the restrictions on the Board’s ability to fill vacancies due to increases in the number of directors. The Restated Bylaws also expressly provide that shareholders have the authority to fill vacancies in the Board not filled by the directors, consistent with the terms of Section 55-8-10 of the NCBCA.

The full text of Article III, Section 5 as proposed to be approved by the shareholders is as follows:

“Vacancies: Except as otherwise provided in the articles of incorporation, a vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by a majority of the remaining directors or by the sole director remaining in office. The shareholders may elect a director at any time to fill a vacancy not filled by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.”

Amendment to Allow Board to Amend Bylaws without Shareholder Vote

Article IX, Section 5 of the Current Bylaws prohibits the Board from adopting a bylaw: (i) requiring more than a majority of the voting shares for a quorum at a regular meeting of the shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (ii) providing for the management of the corporation otherwise than by the Board of Directors or its Executive Committee; (iii) increasing or decreasing the number of directors; or (iv) that is inconsistent with the requirements of the laws of the State of North Carolina and of the articles of incorporation. The Current Bylaws provide that the Board may not alter or repeal any bylaw adopted or amended by the shareholders. Further, the Current Bylaws require the affirmative vote of two-thirds of the total number of shares outstanding to amend, alter, change or repeal Article III, Sections 2, 5 and 6 and Article IX, Section 5 (the four provisions proposed to be amended as described herein).

The Board proposes to amend this section of the Current Bylaws (Article IX, Section 4 in the Restated Bylaws) to permit the Board to adopt, make, alter, amend and/or rescind the bylaws or any bylaw provision of BB&T, without the assent or vote of the shareholders, and, consistent with Section 55-10-20 of the NCBCA, this section would also provide that the shareholders retain a similar right to amend the bylaws.

The full text of Article IX, Section 4 as proposed to be approved by the shareholders is as follows:

“Amendments: The Board of Directors of the corporation shall have the authority, without the assent or vote of the shareholders, to adopt, make, alter, amend and/or rescind the bylaws or any bylaw of the corporation. The shareholders of the corporation may amend or repeal the corporation’s bylaws even though the bylaws may also be amended or repealed by the Board of Directors.”

This proposed amendment, if adopted, would give the Board greater flexibility to make certain changes to the Board and the bylaws, while shareholders would retain a similar right to amend the bylaws as provided under the NCBCA. In order to ensure that BB&T is in a position to amend its bylaws in the future to keep pace with their evolving nature, the Board believes that it would be in the best interests of BB&T and its shareholders to give the Board the ability to amend the bylaws without mandating a shareholder vote, and, in particular, without requiring the vote of two-thirds of the outstanding shares of Common Stock in certain circumstances.

THE BB&T BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE BYLAWS AS SET FORTH IN PROPOSAL 2.

PROPOSAL 3—ELECTION OF DIRECTORS

The BB&T bylaws provide that the number of directors shall be not less than three nor more than 30, as determined from time to time by the Board of Directors. The BB&T Board of Directors currently consists of 18 persons, who are divided into three classes, with each class being as nearly equal in number as possible. There are six nominees for election as director to serve for three-year terms expiring in 2007, one nominee to serve a two-year term expiring in 2006, and one nominee to serve a one-year term expiring in 2005. However, if the shareholders approve Proposals 1 and 2, above, to amend the articles of incorporation and bylaws to eliminate staggered board terms, all of the directors elected in 2004 will serve one-year terms expiring at the annual meeting in 2005 (or until their successors are elected and qualified). See Proposals 1 and 2, above. Each of the directors whose terms would normally extend beyond the 2005 annual meeting has agreed to resign and, if recommended by the Nominating and Corporate Governance Committee and the Board of Directors, to stand for re-election at the 2005 annual meeting.

Each of the nominees currently serves as a director. Pursuant to BB&T’s director retirement policy, Richard Janeway, M.D., and Paul S. Goldsmith retired as directors effective December 31, 2003.

Pursuant to the terms of the Agreement and Plan of Reorganization dated as of January 20, 2003 between BB&T and First Virginia Banks, Inc. (“First Virginia”), Barry J. Fitzpatrick, Albert F. Zettlemoyer and Jennifer S. Banner were appointed by the Board as directors following the merger of First Virginia into BB&T on July 1, 2003. Messrs. Fitzpatrick and Zettlemoyer and Ms. Banner previously served as First Virginia directors. Under the terms of the First Virginia merger agreement, BB&T agreed to appoint Mr. Fitzpatrick and two other members of the First Virginia board of directors to serve until the 2004 annual meeting of shareholders and to nominate such persons to serve an additional term on the Board (with Mr. Fitzpatrick nominated to serve for a term expiring in 2007, and the other two persons to serve for terms expiring in 2005 and 2006, respectively, if directors continue to be elected for staggered terms). The merger agreement also provided that Mr. Fitzpatrick would be appointed to the Executive Committee of the Board and that BB&T would continue to nominate such persons for election until the earlier of the end of the five-year period following the effective time of the merger or the date such person reaches age 70.

The persons named as attorneys-in-fact in the accompanying proxy are expected to vote to elect the eight nominees listed below as Directors, unless authority to so vote is withheld. Although the Board expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees occurs, it is intended that shares of Common Stock represented by proxies will be voted for the election of a substitute nominee selected by the persons named as attorneys-in-fact in the accompanying proxy or to reduce the number of persons to be elected by the number of persons unable to serve (subject to the requirement that each class be as nearly equal in number as possible). Holders of Common Stock do not have cumulative voting rights in the election of directors.

The names of the nominees for election and the other continuing members of the Board of Directors, their principal occupations for at least the previous five years, and certain other information with respect to such persons are as follows.

NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2007

(OR TERMS EXPIRING IN 2005 IF PROPOSALS 1 AND 2 ARE APPROVED)

	Name, Age, Principal Occupation During the Past Five Years, Certain Other Directorships, Residence, and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
[GRAPHIC APPEARS HERE]	JOHN A. ALLISON IV (55). Chairman and Chief Executive Officer of BB&T and Branch Bank, since 1989; Member, Executive Committee; Winston-Salem, North Carolina.	1986

	Name, Age, Principal Occupation During the Past Five Years, Certain Other Directorships, Residence, and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
[GRAPHIC APPEARS HERE]	RONALD E. DEAL (60). Chairman, Wesley Hall, Inc. (furniture manufacturer), since 1990; Member, Nominating and Corporate Governance Committee and Compensation Committee; Hickory, North Carolina.	1986

[GRAPHIC APPEARS HERE]	TOM D. EFIRD (64). President, Standard Distributors, Inc. (beverage wholesaler), since 1967; Member, Audit Committee; Gastonia, North Carolina.	1982

[GRAPHIC APPEARS HERE]	ALBERT O. MCCAULEY (63). President and Chief Executive Officer, McCauley & McDonald Investments, Inc., since 2002; President and Chief Executive Officer, McCauley Moving & Storage of Fayetteville, Inc., 1965 to 2002; Member, Audit Committee; Fayetteville, North Carolina.	1993

[GRAPHIC APPEARS HERE]	BARRY J. FITZPATRICK (63). Chairman of the Board, Branch Bank-VA, since July 2003; President and Chief Executive Officer, Branch Bank-VA, July 2003 until February 2004; Chairman of the Board, President and Chief Executive Officer, First Virginia, 1995 to July 2003; Member, Executive Committee; Great Falls, Virginia.	2003

[GRAPHIC APPEARS HERE]	J. HOLMES MORRISON (63). Executive Vice President, Branch Bank, since 2000; Chairman, President and Chief Executive Officer, One Valley Bancorp, Inc. (“OVB”), July 1991 to July 2000; Member, Executive Committee; Charleston, West Virginia.	2000

NOMINEE FOR ELECTION AS A DIRECTOR FOR TWO-YEAR TERM EXPIRING IN 2006

(OR TERM EXPIRING IN 2005 IF PROPOSALS 1 AND 2 ARE APPROVED)

	Name, Age, Principal Occupation During the Past Five Years, Certain Other Directorships, Residence, and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
[GRAPHIC APPEARS HERE]	JENNIFER S. BANNER (44). CPA and Principal, Pershing Yoakley & Associates, P.C., a public accounting and consulting firm headquartered in Knoxville, Tennessee, since 1987; Member, Nominating and Corporate Governance Committee and Compensation Committee; Knoxville, Tennessee.	2003

NOMINEE FOR ELECTION AS A DIRECTOR FOR ONE-YEAR TERM EXPIRING IN 2005

	Name, Age, Principal Occupation During the Past Five Years, Certain Other Directorships, Residence, and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
[GRAPHIC APPEARS HERE]	ALBERT F. ZETTLEMOYER (69). Retired; former President, Government Systems Group of UNISYS Corporation, 1993 to 1995; Executive Vice President of UNISYS Corporation, 1993 to 1995; Member, Nominating and Corporate Governance Committee and Compensation Committee; Oakton, Virginia.	2003

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2005

	Name, Age, Principal Occupation During the Past Five Years, Certain Other Directorships, Residence, and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
[GRAPHIC APPEARS HERE]	ALFRED E. CLEVELAND (68). Member/Manager, McCoy, Weaver, Wiggins, Cleveland & Raper, P.L.L.C. (attorneys), since 1960; Member, Nominating and Corporate Governance Committee, and Chairman, Compensation Committee; Fayetteville, North Carolina.	1997

	Name, Age, Principal Occupation During the Past Five Years, Certain Other Directorships, Residence, and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
[GRAPHIC APPEARS HERE]	J. ERNEST LATHEM, M.D. (70). Retired physician; Member, Board of Trustees, Greenville Hospital System, and Chairman, Audit Committee, and Member, Executive Committee, of same, since 1999; Director, Span-America Medical Systems, 1996 to 2003; Member, Audit Committee; Greenville, South Carolina.	1987

[GRAPHIC APPEARS HERE]	RICHARD L. PLAYER, JR. (69). Chairman of the Board, Player, Inc. (commercial and industrial general contractor), since 1999; President, Player, Inc., 1961 to 1999; Member-Manager, Tri-Player Investments, L.L.C. (shopping center development and management), since 1996; Member-Manager, St. James Land Development, L.L.C. (commercial property development), since 2003; Chairman, Nominating and Corporate Governance Committee, and Member, Compensation Committee; Fayetteville, North Carolina.	1990

[GRAPHIC APPEARS HERE]	NIDO R. QUBEIN (55). Chief Executive Officer, Creative Services, Inc. (international management consulting), since 1973; Chairman, McNeil Lehman, Inc. (public relations and advertising), since 1992; Chairman, Great Harvest Bread Company (national chain of 210 bread stores), since June 2001; Partner, Business Life, Inc. (publishing), since 2001; Member, Executive Committee; High Point, North Carolina.	1990

[GRAPHIC APPEARS HERE]	JACK E. SHAW (69). Chief Executive Officer and President, Shaw Resources, Inc. (real estate investment and development), since 1960; President, Carolina Rentals, Inc., 1959 to present; President, Wade Hampton Space Center, 1959 to present; President and Director, W. E. Shaw, Inc. (real estate leasing and development), 1993 to present; Director, Unitronix Corp., since 1990; Director, Associated Receivables Funding, Inc. (accounts receivable financing), 1996 to 2003; Member, Executive Committee; Greenville, South Carolina.	1997

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2006

(OR TERMS EXPIRING IN 2005 IF PROPOSALS 1 AND 2 ARE APPROVED)

	Name, Age, Principal Occupation During the Past Five Years, Certain Other Directorships, Residence, and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
[GRAPHIC APPEARS HERE]	NELLE RATRIE CHILTON (64). Director and President, Dickinson Fuel Company, Inc., since 1993 and May 2003, respectively; Director and Vice President, Terra Co., Inc., since 2003; Director (since 1991) and Vice President (since 1994), Terra Salis, Inc., Vice President, Dickinson Fuel Company, Inc., 1993 to 2003; Member, Audit Committee; Charleston, West Virginia.	2000

	Name, Age, Principal Occupation During the Past Five Years, Certain Other Directorships, Residence, and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
[GRAPHIC APPEARS HERE]	L. VINCENT HACKLEY, Ph.D. (63). Consultant, Character Counts! Coalition (public service and ethics development), since 1994; Director, Tysons Foods, Inc., since 1992; Member, Executive Committee; Chapel Hill, North Carolina.	1992

[GRAPHIC APPEARS HERE]	JANE P. HELM (61). Vice Chancellor of Business Affairs, Appalachian State University, since 1994; Chairman, Audit Committee; Boone, North Carolina.	1997

[GRAPHIC APPEARS HERE]	JAMES H. MAYNARD (64). Chairman, President and Chief Executive Officer, Investors Management Corporation (a holding company), since 1970; Chairman, Golden Corral Corporation (restaurants), since 1971; Chairman, Executive Committee; Raleigh, North Carolina.	1985

[GRAPHIC APPEARS HERE]	E. RHONE SASSER (66). Retired; Former Chairman and Chief Executive Officer, United Carolina Bancshares Corporation (“UCB”), 1983 to 1997; Member, Board of Trustees, Southeastern Community College, 1997 to present, and Chairman since 1999; Member, Executive Committee; Whiteville, North Carolina.	1997

(1)	On February 28, 1995, the merger of BB&T Financial Corporation (“BB&T Financial”) into SNC was consummated and certain directors of BB&T Financial became directors of SNC, which is now named BB&T Corporation.

CORPORATE GOVERNANCE MATTERS

The Board periodically reviews BB&T’s corporate governance policies, practices and procedures to ensure that BB&T meets or exceeds the requirements of applicable laws, regulations and rules, including the Sarbanes-Oxley Act of 2002, the related rules of the Securities and Exchange Commission (the “SEC”), and recently adopted corporate governance listing standards of the NYSE. BB&T’s ultimate purpose is to create a strong, sound and profitable financial services company with long-term growth and value for shareholders.

Director Independence

The NYSE has adopted new listing standards relating to director independence. In addition to requiring that directors satisfy certain “bright-line” standards in order to be deemed “independent,” as that term is defined by the NYSE, the NYSE listing standards permit the Board to adopt categorical standards to assist it in affirmatively determining that the Corporation’s directors have no material relationship with the Corporation that would impair such directors’ independence. The Board has adopted such categorical standards and incorporated the NYSE “bright-line” standards in its categorical standards. Under these standards, in order to be considered independent, a director must satisfy each of the following:

•	All loans to directors and their associates from the Corporation or its subsidiaries are made in compliance with the provisions of Federal Reserve Board Regulation O and are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features and none of such credits can be classified as non-accrual, restructured, or potential problem loans.

•	All deposit, investment, fiduciary or other relationships with the Corporation or any of its subsidiaries are conducted in the ordinary course of business on substantially the same terms and conditions as available to other nonaffiliated customers for comparable transactions of the subsidiary involved.

•	No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Corporation (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Corporation).

•	A director who is an employee, or whose immediate family member is an executive officer, of the Corporation is not independent until three years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Corporation is not independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed or whose immediate family member is employed as an executive officer of another company where any of the Corporation’s executive officers serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to or receives payments from the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

The Board has applied the foregoing standards to each member of the Board and their immediate family members and has affirmatively determined that 13 of the 18 directors are independent, as follows: Messrs. Cleveland, Deal, Efird, Hackley, Lathem, Maynard, McCauley, Player, Shaw and Zettlemoyer and Mmes. Banner,

Chilton and Helm. These categorical standards, as well as other corporate governance initiatives adopted by the Corporation, are set forth in the Corporation’s Corporate Governance Guidelines and are accessible at http://www.bbandt.com/investor/corpgovernance/pdf/CorporateGovernanceGuidelines.pdf.

Attendance and Committees of the Board

The Board has established the following committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The members of these committees are identified under “Proposal 3—Election of Directors,” above. Each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has been determined by the Board to be “independent,” as that term is defined by NYSE rules, in accordance with the requirements of the NYSE (including the specific SEC and NYSE independence requirements for audit committee members), and BB&T’s Corporate Governance Guidelines. See “Director Independence,” above. A copy of each of the charters of these committees is available for review on BB&T’s website at http://www.bbandt.com/investor/corpgovernance/bdofcomm.asp and will be mailed to shareholders upon written request. Each committee has the authority to, as it deems appropriate, independently engage outside legal, accounting or other advisors or consultants. Regularly scheduled executive sessions for nonmanagement directors only are authorized for all committees. Additionally, each committee annually conducts a review and evaluation of the performance of such committee. The current charter of each committee is reviewed and reassessed annually by the committee to determine its adequacy in light of any changes to applicable rules and regulations.

All Directors attended more than 75% of the Board meetings and assigned committee meetings held in 2003. During 2003, the Board held 10 meetings; the Executive Committee held two meetings; the Audit Committee held nine meetings; and the Compensation Committee held two meetings. The Nominating Committee did not meet in 2003. On December 16, 2003, the Board approved a new charter for the Nominating Committee, which also changed the name of this committee to the Nominating and Corporate Governance Committee. The newly-constituted committee met on February 4, 2004 and February 24, 2004, in lieu of meeting in December 2003, so that the new members could become oriented to their duties and responsibilities.

Pursuant to BB&T’s Corporate Governance Guidelines, directors are expected to attend Board meetings, meetings of assigned committees, and annual meetings of shareholders. Of BB&T’s 17 directors at the time of the 2003 annual meeting, 16 directors attended the 2003 annual meeting of shareholders.

A summary of the responsibilities of each of the committees follows:

Executive Committee. The Executive Committee is generally authorized to have and to exercise all of the powers of the Board between Board meetings, subject to restrictions imposed by BB&T’s bylaws and by statute. The committee also is responsible for reviewing and recommending approval of policies related to BB&T subsidiaries’ management of their investment portfolios, interest rate risk, loan portfolios and mortgage banking activities.

Audit Committee. The Audit Committee assists the Board in its oversight of the integrity of BB&T’s financial statements and disclosures and other internal control processes. The committee also (i) solely selects, retains, establishes the compensation for, oversees and evaluates the independence and ability of the independent auditors; (ii) oversees BB&T’s internal audit function; (iii) receives regular reports from BB&T’s internal General Auditor; and (iv) monitors BB&T’s compliance with legal and regulatory requirements. The committee has five members and the Board has determined that each member is financially literate, as determined in accordance with NYSE standards. The committee has engaged PricewaterhouseCoopers LLP as BB&T’s independent auditors for 2004. See “Proposal 5—Ratification of PricewaterhouseCoopers LLP as Independent Auditors for 2004,” below. See also “Audit Committee Report,” below.

The NYSE and the SEC have recently adopted new standards and regulations relating to audit committee composition and functions. In order to comply with these regulations, the Board has examined the SEC’s definition of “audit committee financial expert” and has determined that Jane P. Helm, the Chair of the Audit Committee, satisfies these requirements and also is independent and has the requisite financial literacy and accounting or related financial management expertise under applicable NYSE standards. Accordingly, Ms. Helm has been designated by the Board as the Corporation’s audit committee financial expert.

Compensation Committee. The Compensation Committee reviews and approves BB&T’s compensation philosophy and practices, the Chief Executive Officer’s salary and the remuneration of other members of executive management. The committee also (i) oversees BB&T’s short- and long-term compensation plans and BB&T’s incentive compensation plans and (ii) reviews and recommends action by the Board on the Corporation’s various employee benefit plans, as appropriate. In addition, the committee recommends to the full Board compensation for directors. See “Compensation Committee Report on Executive Compensation,” below.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews the composition and structure of the Board and its committees and evaluates the qualifications and independence of members of the Board on an annual basis. The committee considers the performance of incumbent directors in determining whether or not to nominate them for re-election. The committee also (i) reviews qualified candidates for election as directors, as needed; (ii) proposes the slate of director nominees for approval by the Board and subsequent election by shareholders; and (iii) recommends the composition of Board committee membership annually. With regard to corporate governance, the committee reviews BB&T’s Corporate Governance Guidelines and codes of ethics and recommends revisions, as needed, to the Board for approval. The Board also has approved director nomination procedures. See “Director Nominations” and “Other Matters—Proposals for 2005 Annual Meeting,” below.

Executive Sessions

Under BB&T’s Corporate Governance Guidelines adopted in December 2003, BB&T’s nonmanagement directors will be required to meet in regular executive sessions of the Board at least two times per year and at such other times as they deem necessary or advisable. The Chairman of the Executive Committee, a nonmanagement director, or, in his absence, the chairman of any other Board committee, will preside over executive sessions of the Board. Shareholders may communicate with a nonmanagement director by contacting a specific nonmanagement director or the nonmanagement directors as a group as described under “Shareholder Communications with the Board,” below.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines, which provide the framework for fulfillment of the Board’s duties and responsibilities in light of the best practices in corporate governance and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards and director independence requirements, share ownership guidelines, board responsibilities, retirement, meetings of nonmanagement directors, board compensation and other matters. BB&T’s Corporate Governance Guidelines are available on BB&T’s website at http://www.bbandt.com/investor/corpgovernance/default.asp. A shareholder also may request a copy of the Corporate Governance Guidelines by contacting the Corporate Secretary, BB&T Corporation, 200 W. Second Street, Winston-Salem, North Carolina 27101.

Codes of Ethics

BB&T maintains a Code of Ethics for Employees to ensure that each employee understands the basic principles that govern BB&T’s corporate conduct and the conduct of its employees. In 2003, the Board adopted a Code of Ethics for Senior Financial Officers and a Code of Ethics for Directors, which operate in conjunction with the previously-adopted Code of Ethics for Employees. The new Codes of Ethics state additional responsibilities and ethical obligations for senior financial officers and directors, respectively. A copy of each of the Code of Ethics for Employees, the Code of Ethics for Senior Financial Officers and the Code of Ethics for Directors may be found on the Corporation’s website at http://www.bbandt.com/investor/corpgovernance/default.asp. A shareholder also may request a copy of the Codes of Ethics by contacting the Corporate Secretary, BB&T Corporation, 200 W. Second Street, Winston-Salem, North Carolina 27101. Any waivers or substantive amendments of the Codes of Ethics applicable to BB&T’s directors and executive officers (including but not limited to BB&T’s Chief Executive Officer, Chief Financial Officer, Controller and other persons serving in a similar capacity), also will be disclosed on the Corporation’s website.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board of Directors, or any individual director serving on the Board, may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), care of the Corporate Secretary, BB&T Corporation, 200 W. Second Street, Winston-Salem, North Carolina, 27101. Any proper communication so received will be processed by the Corporate Secretary and may, at the discretion of the Corporate Secretary using his or her judgment, be promptly delivered to each member of the Board, or, as appropriate, to the member(s) of the Board named in the communication.

Director Nominations

As noted above, one of the primary responsibilities of the Nominating and Corporate Governance Committee is to assist the Board in identifying and reviewing qualifications of prospective directors of BB&T. The committee is charged with selecting individuals who demonstrate the highest personal and professional integrity, have demonstrated exceptional ability and judgment and who are expected to be the most effective in serving the long-term interest of the Corporation and its shareholders.

Director nominees are recommended to the Board annually by the Nominating and Corporate Governance Committee for election by the shareholders. The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with BB&T’s bylaws and policies regarding director nominations. Shareholders may submit in writing the names and qualifications of potential director nominees to the Secretary of BB&T (200 W. Second Street, Winston-Salem, North Carolina, 27101) for delivery to the Chairman of the Nominating and Corporate Governance Committee for consideration. When submitting a nomination to BB&T for consideration, a shareholder must provide the following minimum information for each director nominee: full name and address, age, principal occupation during the past five years, current directorships on publicly held companies and investment companies, number of BB&T shares owned, if any, and a signed statement by the nominee consenting to serve as a director if elected. Shareholder nominations for director must also be made in a timely manner and otherwise in accordance with the Corporation’s Bylaws (please refer to Article II, Section 10 of the Corporation’s bylaws to determine the precise requirements for any shareholder nomination.) If the Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially own greater than 5% of BB&T’s outstanding stock for at least one year as of the date of such recommendation, BB&T, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Committee chose to nominate the candidate, as well as certain other information.

In addition to potential director nominees submitted by shareholders, the Nominating and Corporate Governance Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The Nominating and Corporate Governance Committee conducts an extensive due diligence process to review potential director candidates and their individual qualifications, and all such candidates, including those submitted by shareholders, will be similarly evaluated by the Committee using the board membership criteria described above.

Messrs. Fitzpatrick and Zettlemoyer and Ms. Banner have been nominated for election pursuant to the terms of the merger agreement between BB&T and First Virginia. See “Proposal 3—Election of Directors,” above. No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any shareholder in connection with the Annual Meeting. Any shareholder desiring to present a nomination for consideration by the Nominating and Corporate Governance Committee prior to the 2005 annual meeting must do so in accordance with BB&T’s policies and bylaws. See also “Other Matters – Proposals for 2005 Annual Meeting,” below.

Share Ownership of Directors and Executive Management

Pursuant to BB&T’s Corporate Governance Guidelines, each director and member of executive management is expected to own at least 1,000 shares of Common Stock within one year after initial election or appointment and to continue to own such shares throughout the full term of service of the director or member of executive management.

Termination of Rights Plan

In December 1996, the BB&T Board adopted a shareholder rights plan granting BB&T’s shareholders the right to purchase securities or other property of BB&T upon the occurrence of various triggering events involving a potentially hostile takeover of BB&T. Like other shareholder rights plans, BB&T’s plan was intended to give the Board the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether it is in the best interests of BB&T and its shareholders and to encourage potential hostile acquirors to negotiate with the Board. BB&T’s plan, like other shareholder rights plans, could also have the unintended effect of discouraging a business combination that shareholders believe to be in their best interests. The terms of the rights are set forth in the rights agreement, dated as of December 17, 1996, between BB&T and Branch Bank, as rights agent (the “Rights Agreement”). The Rights Agreement is filed as an exhibit to a registration statement on Form 8-A dated January 10, 1997, that has been filed by BB&T with the SEC.

In response to new corporate governance initiatives recommended by corporate governance rating organizations, on February 4, 2004, the Board unanimously voted to amend BB&T’s shareholder rights plan to accelerate the final expiration date of the purchase rights issued under the plan. Under the terms of the amendment, the purchase rights expired at the close of business on March 1, 2004, rather than December 31, 2006, as initially provided under the shareholder rights plan. The shareholder rights plan terminated upon the expiration of the purchase rights.

Audit Committee Pre-Approval Policy

Under the terms of its charter, the Audit Committee must preapprove all auditing services and permitted non-audit services (including the fees and terms of such services) to be performed for BB&T by its independent auditor, subject to a de minimis exception for non-audit services which are approved by the Audit Committee prior to the completion of the audit and otherwise in accordance with the terms of applicable SEC rules. To qualify for the de minimis exception, the aggregate amount of all such non-audit services provided to the Corporation must constitute not more than 5% of the total amount of revenues paid by BB&T to its independent auditors during the fiscal year in which the services are provided; such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the Audit Committee. Under the terms of its charter, the Audit Committee may delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, as long as the decisions of such subcommittee(s) to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In 2003, all of the non-audit services (see “Fees to Auditors,” below, for a description of such services) provided by BB&T’s independent auditors were approved by the Audit Committee.

Policy for Accounting and Legal Complaints

The Audit Committee has adopted a policy that governs the reporting of (i) employee complaints regarding accounting, internal accounting controls or auditing matters, and (ii) evidence of a material violation by BB&T or any of its officers, directors, employees or agents of federal or state securities laws, a material breach of fiduciary duty arising under federal or state law or a similar material violation when such evidence is obtained by an attorney authorized to appear or practice before the SEC. Any complaints regarding such matters will be reported to BB&T’s General Counsel, who will investigate or cause to be investigated all matters reported pursuant to this policy and will maintain a record of such complaints to include the tracking of their receipt, investigation and resolution. The General Counsel will periodically prepare a summary report of such complaints for the Audit Committee, which will oversee the consideration of all reported complaints covered by this policy. A copy of BB&T’s policy may be found on the Corporation’s website at http://www.bbandt.com/investor/corpgovernance/pdf/AcctLegalComplaintPolicy.pdf.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, BB&T’s directors and officers are required to report their beneficial ownership of Common Stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established by the SEC and BB&T is required to report in this proxy statement any failure to file by the established dates during 2003. In 2003, all of these filing requirements were satisfied by BB&T’s directors and executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for (i) J. Ernest Lathem, a director, who failed to include the gift of 1,000 shares to a charitable organization on a Form 5 report filed for fiscal year 2002, and (ii) Ronald E. Deal, a director, who failed to include 31,960 shares held by a trust for an immediate family member in his beneficial ownership reports. Both omissions have been corrected in subsequent reports. In making this statement, BB&T has relied on the written representations of its directors and officers and copies of the reports that have been filed with the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently composed of five directors and operates under a charter adopted by the Board of Directors, as updated through February 24, 2004, a copy of which is attached hereto as Exhibit B. The Board of Directors has determined in its business judgment that each member of the Audit Committee is independent, based on NYSE standards, and complies with other NYSE financial literacy requirements. The primary duties and responsibilities of the Audit Committee are to monitor (i) the integrity of the Corporation’s financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) the compliance by the Corporation with related legal and regulatory requirements; and (iii) the independence and performance of the Corporation’s internal and external auditors. The Audit Committee also selects the Corporation’s independent auditors. Management of the Corporation is responsible for the internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Corporation’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management and the independent auditors, and has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as currently in effect.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as currently in effect, and the Committee has discussed with the independent auditors that firm’s independence. The Audit Committee also has received confirmations from management and has considered whether the provision of any non-audit services by the independent auditors to the Corporation is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent auditors and the Audit Committee’s review of the representations of management and the Report of Independent Auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the SEC.

The directors who constituted the Audit Committee as of March 1, 2004 were:

Jane P. Helm, Chair	J. Ernest Lathem
Nelle Ratrie Chilton	Albert O. McCauley
Tom D. Efird

COMPENSATION OF EXECUTIVE OFFICERS

The following table presents information relating to total compensation paid during the last three calendar years to the Chief Executive Officer and the five next most highly compensated executive officers of BB&T (the “BB&T Named Executives”).

Summary Compensation Table

Long Term Compensation
	Annual Compensation				Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(1)
John A. Allison IV Chairman and Chief Executive Officer	2003 2002 2001	887,160 844,480 824,000	— 1,007,211 1,006,104	—	253,526 160,460 157,638	688,106 1,102,941 606,774	185,193 152,797 142,609
Henry G. Williamson, Jr. Chief Operating Officer	2003 2002 2001	665,375 633,375 618,000	— 679,884 679,120	—	154,833 110,316 108,376	473,079 753,430 329,700	129,413 102,023 94,202

Kelly S. King President	2003 2002 2001	481,075 422,225 412,000	— 402,870 402,441	—	94,761 66,858 65,682	295,120 460,194 228,650	83,084 65,635 61,523
W. Kendall Chalk Senior Executive Vice President	2003 2002 2001	372,062 316,687 309,000	— 245,514 245,238	—	66,453 40,115 39,409	179,096 274,426 166,300	55,331 45,505 42,398

Scott E. Reed Senior Executive Vice President and Chief Financial Officer	2003 2002 2001	372,062 316,687 309,000	— 245,514 245,238	—	66,453 40,115 39,409	179,096 274,051 165,100	55,278 35,496 42,193
Robert E. Greene Senior Executive Vice President	2003 2002 2001	360,812 316,687 309,000	— 245,514 245,238	—	51,555 40,115 39,409	177,077 274,426 166,324	52,885 45,123 41,850

(1)	The compensation shown as “All Other Compensation” for 2003 consisted of the following: (i) BB&T’s matching contribution under the BB&T 401(k) Savings Plan in the amount of $12,000 for each of the BB&T Named Executives; (ii) BB&T’s contribution to the BB&T Non-Qualified Defined Contribution Plan in the amount of $168,141 for Mr. Allison, $41,622 for Mr. Chalk, $40,845 for Mr. Greene, $68,786 for Mr. King, $41,598 for Mr. Reed and $114,119 for Mr. Williamson; and (iii) payments made for a portion of the respective BB&T Named Executive’s whole life insurance premiums in lieu of group term life insurance premium payments in the amount of $5,052 for Mr. Allison, $1,709 for Mr. Chalk, $2,298 for Mr. King, $1,680 for Mr. Reed and $3,294 for Mr. Williamson.

The following table provides information concerning options for Common Stock exercised by each of the BB&T Named Executives in 2003 and the value of options held by each at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year

and FY-End Option Values (1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Allison IV	32,304	$672,475	916,198	414,632	$9,978,813	$1,818,476
Henry G. Williamson, Jr.	47,653	$1,054,140	486,617	265,593	$5,433,580	$1,134,481
Kelly S. King	28,716	$683,792	304,748	161,888	$3,392,935	$693,082
W. Kendall Chalk	35,366	$843,221	195,381	106,731	$2,653,564	$473,239
Scott E. Reed	13,966	$290,975	213,590	106,731	$3,202,659	$473,239
Robert E. Greene	0	$0.00	152,006	91,833	$1,520,366	$384,149

(1)	No SARs have been granted to the BB&T Named Executives.
(2)	Value represents the difference between the option price and the market value of the Common Stock on the date of exercise, rounded to the nearest dollar.
(3)	Value represents the difference between the option price and the market value of the Common Stock on December 31, 2003, rounded to the nearest dollar.

The following table provides information concerning options for Common Stock granted to the BB&T Named Executives in 2003.

Option Grants in Last Fiscal Year (1)

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
John A. Allison IV	253,526	3.87%	$32.6600	2/25/2013	$5,207,348	$13,196,441
Henry G. Williamson, Jr.	154,833	2.36%	$32.6600	2/25/2013	$3,180,223	$8,059,310
Kelly S. King	94,761	1.45%	$32.6600	2/25/2013	$1,946,362	$4,932,464
W. Kendall Chalk	66,453	1.01%	$32.6600	2/25/2013	$1,364,925	$3,458,987
Scott E. Reed	66,453	1.01%	$32.6600	2/25/2013	$1,364,925	$3,458,987
Robert E. Greene	51,555	0.79%	$32.6600	2/25/2013	$1,058,924	$2,683,522

(1)	All options granted in 2003 (i) were granted as non-qualified stock options, (ii) have an exercise price equal to the market value on the date of grant, and (iii) generally become exercisable over the five-year period following the grant date in equal annual installments. Non-qualified options may be transferred by gift to certain immediate family members and related entities upon approval by the Compensation Committee or its designee. No SARs have been granted to the BB&T Named Executives.

The following table provides information concerning Long-Term Incentive Plan (“LTIP”) awards made during 2003 to the BB&T Named Executives.

Long-Term Incentive Plan—Awards in Last Fiscal Year(1)

Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)
John A. Allison IV	29,634	2003-2005	$277,824	$1,111,296	$2,222,592
Henry G. Williamson, Jr.	18,151	2003-2005	$170,168	$680,671	$1,361,342
Kelly S. King	11,300	2003-2005	$105,941	$423,763	$847,526
W. Kendall Chalk	7,943	2003-2005	$74,471	$297,883	$595,766
Scott E. Reed	7,943	2003-2005	$74,471	$297,883	$595,766
Robert E. Greene	6,126	2003-2005	$57,438	$229,753	$459,506

(1)	For a description of the 2003-2005 LTIP Performance Unit Plan, see “Compensation Committee Report on Executive Compensation—Compensation Plans and Arrangements—Three-Year Long-Term Incentive Plan,” below. The performance criterion applied in determining amounts payable under the plan is return on equity with a target of 20.05% and a maximum of 23.64%, and the target payment is 90% of average base salary for the Chief Executive Officer, 82.5% of average base salary for the Chief Operating Officer, 75% of average base salary for the President and 60% of average base salary for the other BB&T Named Executives. The award is payable in cash or shares of Common Stock at the discretion of the Compensation Committee.

The following table provides information concerning securities to be issued upon the exercise of outstanding options, the weighted average price of such options and the securities remaining available for future issuance, as of December 31, 2003.

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance (excluding securities reflected in (a))(1)(2)(c)
Equity compensation plans approved by security holders	26,950,671	$29.85	16,521,521
Equity compensation plans not approved by security holders	- 0 -	N/A	- 0 -

Total	26,950,671	$29.85	16,521,521

(1)	The table does not include information for equity compensation plans assumed by BB&T in mergers and acquisitions. As of December 31, 2003, 888,010 shares were issuable upon exercise of outstanding options, warrants and rights under plans assumed in connection with the First Virginia merger, and the weighted average exercise price for such assumed options was $25.04. BB&T does not intend to grant future awards under such plans.
(2)	BB&T’s principal equity-based plan since 1995 has been the BB&T Corporation 1995 Omnibus Stock Incentive Plan (the “1995 Plan”). No awards may be granted under the 1995 Plan after April 9, 2005, and BB&T has proposed that the shareholders approve a new equity-based plan, the BB&T Corporation 2004 Stock Incentive Plan (as defined above, the “2004 Plan”). The table does not include information about shares proposed to be authorized under the 2004 Plan. See Proposal 4—”Approval of BB&T Corporation 2004 Stock Incentive Plan,” below. The 1995 Plan includes an “evergreen,” or “replenishment,” formula that provides that the maximum number of shares authorized for issuance will be increased each year by 3% of the amount, if any, by which the total number of shares of Common Stock outstanding as of the last day of each calendar year exceeds the total number of shares of Common Stock outstanding as of the first day of the calendar year. The shares shown in column (c) may be the subject of awards other than options, warrants or rights under BB&T’s stock-based plans, including shares issuable pursuant to restricted stock awards, performance share awards and performance unit awards granted under the 1995 Plan.

Retirement Plans

BB&T Retirement Plan. BB&T maintains a tax-qualified defined benefit retirement plan, the BB&T Corporation Pension Plan (the “Retirement Plan”), for eligible employees. All employees of BB&T and certain subsidiaries who have attained age 21 are eligible to participate in the Retirement Plan after completing one year of service. Contributions to the Retirement Plan are computed on an actuarial basis. A participant’s normal annual retirement benefit under the Retirement Plan at age 65 is an amount equal to 1.0% of the participant’s final average compensation, plus .5% of the participant’s final average compensation in excess of Social Security covered compensation multiplied by the number of years of creditable service completed with BB&T and certain subsidiaries up to a maximum of 35 years. A participant’s final average compensation is his average annual compensation, including salary, wages, overtime, bonuses and incentive compensation, for the five consecutive years in the last 10 years that produce the highest average. For the BB&T Named Executives, such annual compensation generally approximates amounts set forth under the “Salary,” “Bonus” and “LTIP Payouts” columns of the Summary Compensation Table above, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (“Code”).

The table below shows the estimated annual benefits payable under the Retirement Plan upon retirement at age 65 to persons in specified average compensation and years of service classifications. The amounts shown are based on a life annuity and are not subject to offsets based upon Social Security amounts or other amounts.

BB&T Corporation

Estimated Annual Retirement Benefits

Based on Years of Credited Service

Remuneration(1), (2)	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$ 800,000	118,028	177,042	236,056	295,070	354,083	413,097
1,000,000	148,028	222,042	296,056	370,070	444,083	518,097
1,200,000	178,028	267,042	356,056	445,070	534,083	623,097
1,400,000	208,028	312,042	416,056	520,070	624,083	728,097
1,600,000	238,028	357,042	476,056	595,070	714,083	833,097
1,800,000	268,028	402,042	536,056	670,070	804,083	938,097
2,000,000	298,028	447,042	596,056	745,070	894,083	1,043,097
2,200,000	328,028	492,042	656,056	820,070	984,083	1,148,097
2,400,000	358,028	537,042	716,056	895,070	1,074,083	1,253,097
2,600,000	388,028	582,042	776,056	970,070	1,164,083	1,358,097
2,800,000	418,028	627,042	836,056	1,045,070	1,254,083	1,463,097
3,000,000	448,028	672,042	896,056	1,120,070	1,344,083	1,568,097
3,200,000	478,028	717,042	956,056	1,195,070	1,434,083	1,673,097
3,400,000	508,028	762,042	1,016,056	1,270,070	1,524,083	1,778,097
3,600,000	538,028	807,042	1,076,056	1,345,070	1,614,083	1,883,097

(1)	Remuneration means average compensation for five consecutive years of highest compensation within final 10 years of employment.
(2)	The amounts shown exceed statutory benefit and compensation limitations under the Retirement Plan in some instances. To the extent an amount cannot be earned under the Retirement Plan due to such limitations, it will be earned under BB&T’s Non-Qualified Defined Benefit Plan or BB&T’s Target Pension Plan, both of which are discussed below.

As of December 31, 2003, for purposes of computing benefits under the Retirement Plan, age and years of credited service of the BB&T Named Executives are as follows:

Name	Age	Years of Service
John A. Allison IV	55	33
Henry G. Williamson, Jr.	56	32
Kelly S. King	55	32
W. Kendall Chalk	58	29
Scott E. Reed	55	32
Robert E. Greene	54	31

Non-Qualified Defined Benefit Plan. BB&T also maintains the BB&T Corporation Non-Qualified Defined Benefit Plan. This plan is designed to provide special supplemental retirement benefits to supplement the benefits payable to participants under the tax-qualified Retirement Plan. This plan is an unfunded, excess benefit plan maintained for the purpose of providing deferred compensation to certain highly-compensated employees, including the BB&T Named Executives (other than Mr. Greene). The primary purpose of this plan is to supplement the benefits payable to participants under the Retirement Plan to the extent that such benefits are curtailed by application of certain limitations contained in the Code. Benefits payable under the plan are included in the table above.

Supplemental Executive Retirement Plan. BB&T also maintains the BB&T Corporation Target Pension Plan, a supplemental executive retirement plan (the “SERP”), which became effective January 1, 1989. The SERP covers certain management employees of BB&T and participating subsidiaries as designated by its administrative committee. Under the SERP, participants who retire either at or after age 55 with 15 years of service under the Retirement Plan, or at or after age 65, receive monthly retirement benefits equal to the greater of: (i) the difference between 55% of “final average monthly earnings,” less the participant’s projected monthly benefits under the Retirement Plan and 50% of the participant’s projected monthly “Social Security benefit,” as defined in the SERP; or (ii) the difference between the monthly benefit the participant would have received under the Retirement Plan, but for certain limitations imposed by the Code and the participant’s actual monthly benefit under the Retirement Plan. Benefits are payable in the form of a joint and 75% survivor annuity for married participants and a 10-year certain and life annuity for unmarried participants, and are reduced in the event payment commences prior to age 65. Mr. Greene is the only BB&T Named Executive who participates in the SERP. His estimated annual benefit payable upon retirement at normal retirement age is $281,404.

Other Employee Benefit Plans. The BB&T Corporation 401(k) Savings Plan is maintained to provide a means for substantially all employees of BB&T and its subsidiaries to defer up to 25% of their cash compensation on a pre-tax basis. The plan provides for BB&T to match the employee’s contribution with up to 6% of the employee’s compensation. BB&T also maintains the BB&T Corporation Non-Qualified Defined Contribution Plan. This plan is an unfunded, excess benefit plan which provides deferred compensation to certain highly-compensated employees, including the BB&T Named Executives. The purpose of this plan is to supplement the benefits under the tax-qualified BB&T 401(k) Savings Plan to the extent that such benefits are curtailed by the application of certain limits imposed by the Code. This plan also is intended to provide participants in BB&T’s incentive compensation plans with an effective means of electing to defer on a pre-tax basis a portion of the payments that they are entitled to receive under such plans. BB&T’s contributions to each of the BB&T Named Executives during 2003 under the Non-Qualified Defined Contribution Plan and the 401(k) Savings Plan are included under the “All Other Compensation” column in the “Summary Compensation Table,” above.

Employment Agreements

BB&T has entered into Employment Agreements with a number of its executive and other senior officers, including the BB&T Named Executives (collectively, “Executive Management”; each, an “Executive Officer”), who served as Executive Officers of BB&T in 2003. Set forth below is a description of the Employment Agreements, as amended and restated, for Executive Management, including the BB&T Named Executives.

The Employment Agreements provide for five-year terms that are extended automatically each month (absent contrary notice by either party). As a result, five years remain on the term of each Employment Agreement at any time unless either party elects not to extend the term. However, the term of any Employment Agreement may not be extended beyond the month in which the Executive Officer reaches age 65. The Employment Agreements provide that the Executive Officers are guaranteed minimum annual salaries equal to their current annual base salaries and continued participation in specified incentive compensation plans. During the term of the Employment Agreements, each Executive Officer will be entitled to receive, on the same basis as other Executive Officers, employee pension and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, life and accident insurance and similar non-cash compensation that BB&T may from time to time extend to its Executive Officers.

In the event the Executive Officer’s employment is terminated by BB&T other than for “Just Cause” (which is generally defined as dishonesty, commission of a felony or willful disobedience), the Executive Officer will be entitled to receive cash compensation (including salary, bonuses and deferred compensation) on a monthly basis at the highest rate in effect over the past five years (“Termination Compensation”), as well as employee pension and welfare benefits, including health insurance and outplacement services, for the full five-year term (or until age 65 if that is a shorter period), subject to compliance with the non-competition provisions of the Employment Agreement. In addition, if an Executive Officer is terminated by BB&T other than for “Just Cause,” BB&T will use its best efforts to accelerate vesting of any unvested benefits to which the Executive Officer may be entitled under any stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan(s).

The Executive Officers have the right to terminate their employment voluntarily at any time for “Good Reason,” which is generally defined in the Employment Agreements to include a reduction in the Executive Officer’s status, responsibilities, duties, salary or benefits. If the Executive Officer voluntarily terminates his employment for “Good Reason,” he will be entitled to receive Termination Compensation for the full five-year term (or until age 65 if that is a shorter period), employee pension and welfare benefits, including health insurance, outplacement services, and accelerated vesting of unvested benefits under employee stock and benefit plans to the extent permitted by such plans, subject to compliance with the non-competition provisions of the Employment Agreements.

The Employment Agreements also provide that if the Executive Officer is terminated for any reason (other than for “Just Cause” or on account of the death of the Executive Officer) within 12 months after a “Change of Control” (as defined below) of BB&T or certain of its affiliates, the Executive Officer will be entitled to receive Termination Compensation and the other benefits described above. To the extent that payments under the Employment Agreements, subsequent to a “Change of Control,” cause an Executive Officer to have excise taxes imposed pursuant to Section 280G of the Code, BB&T will compensate the Executive Officer for such excise taxes. A “Change of Control” is deemed to have occurred under the Employment Agreements if: (i) any person or group acquires 20% or more of the voting securities of BB&T or specified affiliates; (ii) during any two-year period persons who were directors of BB&T at the beginning of the two-year period cease to constitute at least two-thirds of the BB&T Board; (iii) the shareholders of BB&T approve any merger, share exchange or consolidation of BB&T with another company that would result in less than 60% of the voting securities outstanding after the merger, share exchange or consolidation being held by persons who were shareholders of BB&T immediately prior to the merger, share exchange or consolidation; (iv) the shareholders of BB&T approve a plan of complete liquidation or an agreement for the sale or disposition of substantially all of BB&T’s assets; or (v) any other event occurs that the BB&T Board determines should constitute a Change of Control. In addition, the BB&T Board can determine, in its discretion, that a transaction constitutes a “Merger of Equals,” even though one or more of the above definitions of a “Change of Control” is met, and, upon such determination, the Executive Officers will not be entitled to terminate their Employment Agreement voluntarily and receive continued salary and benefits unless “Good Reason” exists.

BB&T also has the right under the Employment Agreements to terminate the Executive Officer’s employment at any time for “Just Cause.” If BB&T terminates an Executive Officer’s employment for “Just Cause,” the Executive Officer will have no right to receive any compensation or other benefits under the Employment Agreement for any period after such termination.

The Employment Agreements also provide that under certain circumstances upon leaving the employment of BB&T, the Executive Officer may not engage directly or indirectly in the banking, financial services or any other business in which BB&T is engaged in the states of North Carolina and South Carolina and in any counties contiguous to any counties located in such states, nor may the Executive Officer solicit or assist in the solicitation of any depositors or customers of BB&T or any of BB&T’s affiliates or induce any employees to terminate their employment with BB&T or its affiliates. This noncompetition provision generally will be effective if the Executive Officer is terminated by BB&T other than for “Just Cause,” until the earlier of the first anniversary of the Executive Officer’s termination or the date as of which the Executive Officer elects to forego receiving the Termination Compensation. This noncompetition provision is not effective if the Executive Officer voluntarily terminates employment after a “Change in Control.”

The Employment Agreement of Mr. Allison also provides that he will be Chairman of the Board and Chief Executive Officer of both BB&T and Branch Bank for the term of his Employment Agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (or the “Committee”) is composed entirely of non-employee directors, each of whom has been determined in the Board’s business judgment to be independent based on applicable NYSE standards. The Committee is responsible for oversight and review of BB&T’s compensation and benefit plans, including administering BB&T’s executive incentive plans and fixing the compensation for the Chief Executive Officer.

Compensation Philosophy

BB&T’s compensation philosophy and guiding principles consist of the following:

1.	Compensation and reward systems should be a management tool to achieve business results;

2.	Competitive total compensation opportunities should be provided based on external competitive performance;

3.	Total compensation should be aligned with relative internal performance; and

4.	A commitment should be made to an annual review by the Compensation Committee of the guiding principles of BB&T’s total compensation program.

Under BB&T’s compensation policies, compensation for Executive Management is structured to emphasize variable pay based on performance, with base salary below median and cash incentive opportunities above median to result in total cash compensation opportunities at market median. To achieve this goal, total compensation opportunities are compared to a peer group of publicly-traded bank or financial services holding companies with assets between approximately $31 billion and $125 billion, which serves as the peer group (“Peer Group”) in the Performance Graph set forth below. The independent compensation consultant retained by the Committee, William Mercer and Company (“Mercer”), reviewed and approved the Peer Group for use in 2003. In addition, stock options and three-year performance-based awards comprise the core for long-term performance incentives with the intention of causing a large portion of total compensation to be “at risk.”

BB&T has established incentive compensation programs for Executive Management, which consist of an annual cash incentive, stock-based awards, three-year performance-based incentives, and standard employee benefits. These programs emphasize variable compensation for Executive Management which is tied to the financial results of BB&T. The Compensation Committee approves, on an annual basis, target award opportunities and performance criteria to be utilized in both the annual incentive plan and the long-term incentive plan and stock option awards.

BB&T’s compensation policies are based in large part on a study conducted by KPMG Peat Marwick (“Peat Marwick”) in 1995 and updated in 1997. As part of the initial study, Peat Marwick made recommendations to the Compensation Committee relating to overall compensation philosophy, appropriate base salaries, short-term and long-term compensation plans, appropriate goals and targets for such plans and employment contracts of BB&T’s senior officers. Peat Marwick’s initial recommendations were implemented by appropriate Compensation Committee, Board of Directors or shareholder action, and the recommendations have continued to serve as a principal basis of BB&T’s compensation program. Mercer, the successor to Peat Marwick’s compensation consulting practice, has been retained by the Compensation Committee to further update and re-evaluate this study every two years. Most recently, in 2002, Mercer confirmed that the previously-stated philosophy and guiding principles as set forth in this report should be continued and recommended to the Compensation Committee appropriate base salaries and targets for both the short-term and long-term incentive plans for 2003.

Components of Executive Compensation

Annual Base Salary. For 2003, the Compensation Committee reviewed pay grades and salary ranges previously recommended by Mercer and concluded that the grades and ranges were appropriate. Based on this review, together with a review of the Corporation’s performance as compared to its Peer Group (see “Performance Graph,” below), the Compensation Committee delegated authority to the Chief Executive Officer to set the base salaries of the rest of Executive Management in accordance with the policies and procedures of the Corporation and the Corporation’s compensation philosophy discussed in this report. The salaries for 2003 of each of the BB&T Named Executives are shown in the Summary Compensation Table.

Annual Executive Incentive Plan. In 1995, BB&T established the BB&T Corporation Short-Term Incentive Plan (“Bonus Plan”), covering Executive Management and other senior officers selected by the Compensation Committee, which plan was approved by the shareholders in 1996 and again in 2001. The Compensation Committee determined that it was appropriate to establish an executive incentive plan for 2003, which would be a continuation of the annual incentive program established in 1995.

The Bonus Plan provides cash awards to participants based on the achievement of performance goals established by the Compensation Committee. Awards are based on corporate performance, business unit/function performance, individual performance or any combination of such types of performance. Corporate performance is determined primarily based on the attainment of earnings per share goals and return on asset goals. Business unit/function performance is determined primarily based on the attainment of financial or non-financial goals, growth and market share. Individual performance is determined primarily based on the attainment of selected business criteria such as process improvement, sales, loan growth, deposit growth and expense management. The size of the cash awards is determined by establishing target incentive awards expressed as a percentage of base salary, up to a maximum amount established by the Compensation Committee.

For 2003, the Compensation Committee provided that the target incentive award would be established for the Chief Executive Officer, Chief Operating Officer and President at 100% of base salary, and for other members of Executive Management at 90% or 75% of base salary. The performance criteria applicable to the Chief Executive Officer and the rest of Executive Management for purposes of the Bonus Plan are determined based solely on corporate performance. For the Chief Executive Officer and the rest of Executive Management, the Compensation Committee established corporate performance goals for 2003 based on cash flow earnings per share (weighted at 75%) and return on assets (weighted at 25%), with specific goals established by budgeted earnings, industry standards and other similar factors. In 2003, BB&T failed to achieve the cash flow earnings per share target weighted at 75%, but did achieve approximately 85% of the return on assets target (weighted at 25%), which could have resulted in members of Executive Management being eligible for a partial Bonus Plan payment for 2003. However, the Compensation Committee, upon recommendation of Executive Management and acting in accordance with the Compensation Committee’s authority under the Bonus Plan, granted no Bonus Plan payments to the Chief Executive Officer and the rest of Executive Management for 2003, with the exception of two executive officers newly elected to Executive Management during 2003, who received Bonus Plan payments based on the criteria applicable to their prior job responsibilities.

Stock Incentive Plan. BB&T’s primary stock incentive plan is the 1995 Omnibus Stock Incentive Plan, as amended and restated (“1995 Plan”), which is administered by the Compensation Committee. (BB&T has proposed that shareholders approve a new equity incentive plan, the 2004 Stock Incentive Plan. See Proposal 4, below.) The Compensation Committee selects individuals who will participate in the 1995 Plan and, from time to time, may grant stock options, stock appreciation rights (“SARs”), restricted stock awards, performance units and performance shares to selected participants. Stock options granted under the 1995 Plan may be incentive stock options or non-qualified stock options. In October 2002, the Committee determined that future grants would consist entirely of non-qualified stock options.

In its most recent executive compensation review, Mercer recommended that option grants be based on competitive market factors and that the Black-Scholes methodology for computing the value of options be utilized, within parameters approved by the Compensation Committee. Mercer also recommended that the number of shares subject to a grant generally be equal to a percentage of the employee’s salary as projected at the time of the grant. Following this recommended methodology, in February 2003, the Compensation Committee approved the award of options for 6,782,251 shares to 5,037 officers of the Corporation. The awards to the BB&T Named Executives are shown in the Summary Compensation Table. An additional pool of options for 100,000 shares was established for utilization in the hiring process. SARs, performance shares and restricted stock awards were not granted in 2003. The grant of performance units under the 1995 Plan is discussed below under “Three-Year Long-Term Incentive Plan.”

Three-Year Long-Term Incentive Plan. In 1996, BB&T established a long-term performance unit incentive plan (“LTIP”), which operates as a component of the 1995 Plan. Performance units are performance-based awards payable, in the Compensation Committee’s discretion, in shares of BB&T’s Common Stock, cash or a combination of both. At the date of grant, the Compensation Committee establishes for each performance unit (i) a performance target and (ii) an applicable percentage (which cannot be less than zero, but which can exceed 100% of the value of the performance unit to be paid to the participant based upon the degree to which the performance target is met). A performance target is a profitability target which serves as the basis for valuing a performance unit. A performance target is based on certain performance criteria determined by the Compensation Committee and is earned based on the performance unit value during each valuation period (generally, the calendar year following the date of the award). The Compensation Committee establishes the number of valuation periods applicable to a performance unit, which number may not be less than three. The value of a performance unit equals the applicable percentage, as set by the Compensation Committee, times the fair market value of Common Stock on the date of grant, plus such other nominal value as may be set by the Compensation Committee. In 2001, the 2001-2003 performance unit LTIP was established by the Compensation Committee and provided that the performance criterion would be return on equity for the three-year period, with a target goal of 17.10%. For this three-year period, the Corporation attained a return on equity of 16.69%, which entitled the participants to receive an award of 89.75% of their target payout. The amounts of such awards are shown in the LTIP Payout column of the Summary Compensation Table for the BB&T Named Executives. In 2003, the Compensation Committee established the 2003-2005 performance unit LTIP and provided that the performance criterion would be cash basis return on equity. The Compensation Committee approved a target payout for the Chief Executive Officer of 120% of average base salary, for the Chief Operating Officer of 98% of average base salary, for the President of 83% of average base salary and for the remainder of Executive Management, of 75% or 60% of average base salary. The Compensation Committee established a cash basis return on equity goal of 20.05% for the three-year period of the LTIP, with a maximum goal of 23.64%.

Other Employee Benefit Plans. During 2003, the Corporation maintained various employee benefit plans which constitute a portion of the total compensation package available to Executive Management and all eligible employees of BB&T. These plans consisted of a 401(k) Savings Plan (which permits employees to contribute up to 25% of their compensation with the Corporation matching up to 6% of their contribution); a retirement plan covering substantially all employees of the Corporation, including Executive Management; a health care plan which provides medical and dental coverage for all eligible employees; and certain non-qualified deferred compensation plans. See “Retirement Plans,” above. The Compensation Committee concluded that these plans, which are maintained based upon recommendations of Mercer, are consistent with plans provided by peer bank holding companies and industry standards and that no material modification of such plans was necessary in 2003.

Compliance with Section 162(m) of the Internal Revenue Code

BB&T’s compensation philosophy and policies are intended to comply with Section 162(m) of the Code and related regulations, which establish certain requirements in order for performance-based compensation in excess of $1,000,000 that is paid to certain executive officers to be deductible by the Corporation. In establishing and administering BB&T’s compensation programs, the Compensation Committee has intended to comply with the requirements of Section 162(m), although the Corporation retains the flexibility to pay compensation that is not eligible for such treatment under Section 162(m) if it is in the best interest of the Corporation to do so.

Chief Executive Officer’s 2003 Compensation

The Chief Executive Officer’s compensation is based upon the same factors as described above for other members of Executive Management. In establishing the overall compensation package for Mr. Allison for 2003, which included base salary, annual incentive opportunities, long-term incentive opportunities and stock awards, the Committee considered BB&T’s overall performance, record of long-term increase in shareholder value, and the incumbent Chief Executive Officer’s success in meeting strategic and short-term objectives. These factors were considered in relation to BB&T’s financial results for 2003 and in comparison with the performance of peer organizations. Based upon Mercer’s recommendation, Mr. Allison’s base salary for 2003 (on an annualized basis) was set at $900,000. This base salary was consistent with the Corporation’s compensation philosophy of having base salary below the median for comparably sized and performing peers, and a total compensation package that is incentive driven, based on external performance and linked to the long-term financial interest of the shareholders. As with the other BB&T Named Executives, Mr. Allison did not receive an award under the Bonus Plan for 2003 based upon the Corporation’s performance as previously discussed under “Annual Executive Incentive Plan,” above. Mr. Allison’s awards under the Long Term Incentive Plan and the 1995 Plan as shown on the Summary Compensation Table were determined on the same basis as those of the other members of Executive Management previously discussed above.

Conclusion

The Compensation Committee believes that the components of its total compensation program, both for Executive Management and all employees, are consistent with market standards and with comparable programs of peer bank holding companies. The executive compensation programs are based on financial performance of the Corporation compared to both market medians and peer group averages and appropriately link executive performance to the annual financial and operational results of the Corporation and the long-term financial interests of the shareholders. The Committee believes that the foregoing compensation philosophy has served and will continue to serve as a basis for administering the total compensation program of the Corporation, both for Executive Management and all employees, for the foreseeable future.

The directors who constituted the Compensation Committee during 2003 or as of March 1, 2004 were:

Alfred E. Cleveland, Chair	Richard L. Player, Jr.
Jennifer S. Banner	Dr. J. Ernest Lathem (served through February 28, 2003)
Ronald E. Deal	Albert F. Zettlemoyer
Jane P. Helm (served through February 28, 2003)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Alfred E. Cleveland, a director of BB&T and Chair of the Compensation Committee, is a member of the law firm of McCoy, Weaver, Wiggins, Cleveland and Raper. The firm provided legal services to BB&T and its subsidiaries during 2003 and was paid $31,895 for such services. Management intends to obtain legal services from the firm in 2004 upon substantially the same terms for such services as in 2003.

During 2003, Branch Bank paid Player, Inc., an affiliate of Richard L. Player, Jr., a director of BB&T and member of the Compensation Committee, the sum of $27,200 as construction commissions, and paid Tri-Player Investments LLC (also an affiliate of Mr. Player) the sum of $58,625 as rent and related occupancy expenses for the Westwood Branch and main office buildings of Branch Bank in Fayetteville, N.C. During 2004, management intends to utilize such services and incur such rent and related occupancy expenses on substantially the same terms as in 2003.

A daughter of Albert F. Zettlemoyer, a director, is employed by BB&T Insurance Services, Inc., a Branch Bank subsidiary, and, prior to the First Virginia merger, was employed by a First Virginia subsidiary. During 2003, she was paid an aggregate of $132,416 by BB&T Insurance Services, Inc. and the First Virginia subsidiary. In 2004, the amount proposed to be paid to her by BB&T Insurances Services, Inc. is $95,500.

PERFORMANCE GRAPH

Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of Common Stock, the S&P 500 Index, and an Industry Peer Group Index. The graph assumes $100 invested on December 31, 1998 in Common Stock and in each of the indices. In 2003, the financial holding companies in the Industry Peer Group Index (the “Peer Group”) were AmSouth Bancorporation, Comerica Corporation, Fifth-Third BanCorp, Huntington Bancshares, Inc, KeyCorp, M&T Bank Corporation, Marshall & Ilsley Corporation, National City Corporation, PNC Financial Services Group, Inc., Popular, Incorporated, Regions Financial Corporation, SouthTrust Corporation, SunTrust Banks, Inc., Union Planters Bancorporation and UnionBanCal Corporation. The Peer Group consists of bank holding companies with assets between approximately $30.5 billion and $125.4 billion. The Compensation Committee utilized the Peer Group for comparison to BB&T to determine appropriate levels of compensation for the BB&T Named Executives in 2003. See “Compensation Committee Report on Executive Compensation—Compensation Philosophy,” above.

[GRAPHIC APPEARS HERE]

*$100 invested on 12/31/98 in stock or index, including reinvestment of dividends.

Fiscal year ending December 31.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
BB&T CORPORATION	100.00	69.35	97.54	97.06	102.59	110.95
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
PEER GROUP	100.00	84.97	97.43	102.64	99.82	124.31

COMPENSATION OF DIRECTORS

General

Each non-employee director of BB&T received an annual retainer of $38,000 for service as a director in 2003 and is eligible to receive an annual retainer of $39,650 for 2004. Such directors also received $1,500 for each meeting of the Board and each assigned committee meeting attended in 2003 and are eligible to receive the same meeting fees in 2004. In addition, through November 25, 2003, non-employee directors received $1,000 for each meeting held by conference telephone in which the director participated. After that date, non-employee directors will receive $1,500 per Board or assigned committee meeting attended (as described above), regardless of whether the meeting is held in person or by conference telephone. A director who is an employee of BB&T does not receive fees for serving as a director.

Non-Employee Directors’ Deferred Compensation and Stock Option Plan

Effective January 1, 1997, BB&T adopted the Non-Employee Directors Deferred Compensation and Stock Option Plan (“Directors Plan”). The Directors Plan combined into a single plan two previously established plans, the Stock Option Plan and the Directors Deferred Compensation Plan. The Directors Plan was amended and restated effective November 1, 2001, and further amended effective December 18, 2001, and February 24, 2004. A total of 1,800,000 shares of Common Stock is authorized for issuance under the Directors Plan.

The deferred compensation component of the Directors Plan permits non-employee directors to elect to defer 0%, 50% or 100% of retainer fees, meeting fees or both into a deferred compensation account. Deferrals are credited with earnings based on the performance of certain investment funds, as elected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments, as elected by the director in accordance with the Directors Plan) upon the termination of the participant’s service (except for hardship withdrawals in limited circumstances). During 2003, 16 non-employee directors of BB&T participated in the deferred compensation component of the Directors Plan.

The stock option component of the Directors Plan permits non-employee directors to elect to defer, prior to the start of the year in which fees are earned, 0%, 50% or 100% of the director’s retainer fees, meeting fees, or both for the calendar year and apply that percentage toward the grant of options to purchase shares of Common Stock. Options are granted on July 1 of each year with respect to deferred retainer fees for the calendar year and deferred meeting fees earned in the first six months of the year. Options are granted on December 31 of each year for deferred meeting fees earned in the second half of the year. The option price for options granted is equal to 75% of the average market value of Common Stock on the date of grant. “Average market value” is defined as the average of the closing price of Common Stock as reported by the NYSE for the period of 30 consecutive trading days prior to the date of grant. Options granted under the Directors Plan may be exercised during the period beginning on a date six months after the date of grant and ending on the date ten years from the date of grant. In addition, all outstanding options become fully exercisable in the event of a change of control of BB&T (as defined in the Directors Plan). Options are non-transferable except in the case of transfers by gift to immediate family members or related entities with approval of the Compensation Committee or its designee.

During 2003, the 16 non-employee directors of BB&T who participated in the stock option portion of the Directors Plan were granted options to purchase a total of 81,867 shares of Common Stock at an exercise price of $25.75 per share on July 1, 2003, and 12 non-employee directors were granted options to purchase a total of 11,363 shares of Common Stock at an exercise price of $28.89 per share on December 31, 2003. The closing sale price of the Common Stock at December 31, 2003 was $38.64 per share.

Consulting Agreements

Messrs. Deal and Qubein have executed consulting agreements with BB&T to provide business development consulting services for a period of 10 years following their retirement. See “Transactions with Executive Officers and Directors—Transactions with Affiliates,” below. They will receive a sum equal to the annual retainer paid to BB&T’s directors in effect at the time they begin such service. Such directors have agreed not to serve as directors of, or advisers to, businesses which compete with BB&T and its subsidiaries during the time they serve as consultants to BB&T.

Mr. Fitzpatrick has entered into an arrangement pursuant to which he will provide certain consulting services for Branch Bank-VA. See “Transactions with Management and Directors—Agreements with Mr. Fitzpatrick,” below.

Other Deferred Compensation Arrangements

Albert F. Zettlemoyer and Barry J. Fitzpatrick, directors, each receive payments from BB&T as a result of deferred compensation arrangements that the respective director had previously entered into with First Virginia. The payments made pursuant to each arrangement specifically relate to the individual’s service as a member of the board of directors, in the case of Mr. Zettlemoyer, and as a key employee, in the case of Mr. Fitzpatrick, of First Virginia (which was merged into BB&T on July 1, 2003). As a result of the merger, BB&T has agreed to honor deferred compensation arrangements between each of Mr. Zettlemoyer and Mr. Fitzpatrick and First Virginia and make the related payments to such individuals when payments are due. Pursuant to deferred compensation arrangements that Mr. Zettlemoyer entered into with First Virginia, and as compensation for his services as a member of the board of directors of First Virginia, Mr. Zettlemoyer is to receive 15 annual payments of $71,245 per payment. Mr. Zettlemoyer’s April 2004 payment will be the sixth of the 15 payments, and his last payment will be made in April 2013. Pursuant to deferred compensation arrangements that Mr. Fitzpatrick entered into with First Virginia, as compensation for his services as a key employee of First Virginia, Mr. Fitzpatrick is to receive 15 annual payments of $98,913 per payment. Mr. Fitzpatrick’s payments will begin in March 2005, and his last payment will be made in March 2019. See also “Transactions with Executive Officers and Directors—Agreements with Mr. Fitzpatrick,” below.

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

Loans to Executive Officers and Directors

A number of BB&T’s directors, members of Executive Management and their associates are customers of BB&T Bank Subsidiaries. Any extensions of credit made to them are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risk of collectibility or present other unfavorable features. None of such credits are classified as non-accrual, restructured or potential problem loans. All outstanding loans to such Executive Officers and directors and their associates are current as to principal and interest. As of December 31, 2003, loans to current directors, Executive Officers and their related interests totaled approximately $29,052,970, or approximately .3% of BB&T’s consolidated shareholders equity at such date.

Agreement with Mr. Sasser

In connection with the merger of United Carolina Bancshares Corporation (“UCB”) into BB&T, a settlement and non-competition agreement between E. Rhone Sasser, a BB&T director, and BB&T (the “Sasser Settlement Agreement”) was entered into effective July 1, 1997. The Sasser Settlement Agreement settled BB&T’s obligations to Mr. Sasser under his then-existing employment agreement with UCB and provides that Mr. Sasser will be prohibited, for a period of 10 years, from engaging, directly or indirectly, in the banking or financial services business anywhere in North Carolina, South Carolina or Virginia, or in any county contiguous to these states, and soliciting any depositors or customers of BB&T or its subsidiaries or inducing any employees of BB&T or its subsidiaries to terminate their employment with BB&T. The Sasser Settlement Agreement obligated BB&T to pay annually to Mr. Sasser the sum of $769,392 (or $843,580, as adjusted annually in accordance with the Consumer Price Index) until Mr. Sasser attained the age of 65, at which time Mr. Sasser began to receive annually an amount equal to 70% of the amount paid Mr. Sasser during the final year under the Sasser Settlement Agreement (estimated to be approximately $623,000, or $590,506, as adjusted in accordance with the Consumer Price Index), reduced by amounts payable to Mr. Sasser under the UCB Pension Plan and UCB Benefit Equivalency Plan. The payments provided for under the Sasser Settlement Agreement will be made to Mr. Sasser for his life and, after his death, to his current wife for her life, if she survives him, in the annual amount equal to 35% of the amount paid Mr. Sasser during the final year under the Sasser Settlement Agreement (estimated to be approximately $312,000), reduced by amounts payable to Mr. Sasser’s wife under the UCB Pension Plan and the UCB Benefit Equivalency Plan. In addition, Mr. Sasser is entitled to certain miscellaneous benefits, including the continuation of certain life, health and welfare benefits. If any of the amounts payable under the Sasser Settlement Agreement are subject to, or cause any other payments to be subject to, excess tax under Section 4999 of the Code as excess parachute payments under

Section 280G of the Code, BB&T will indemnify Mr. Sasser on an after-tax basis for any excise tax, plus any penalties or interest, plus any excess taxes and income taxes on the indemnity amounts. The Sasser Settlement Agreement also provides that BB&T will use its best efforts, subject to the fiduciary duties of the Board of Directors, to re-elect Mr. Sasser to the Board of Directors until his 70th birthday.

Agreement with Mr. Morrison

In connection with the merger of OVB into BB&T, J. Holmes Morrison, a BB&T director, entered into a five-year employment agreement with Branch Bank effective July 6, 2000 to be employed as an Executive Vice President of Branch Bank and Chairman and Chief Executive Officer of West Virginia Operations for two years or, at his election, a shorter time to be not less than one year. Mr. Morrison received an annual base salary at least equal to $510,000 and an annual bonus at least equal to $300,000 during such two-year period. For the balance of the five-year term, he will serve as Chairman of the West Virginia Board of Advisors and receive a base salary of at least $300,000 and an annual bonus of at least $100,000. In addition, Branch Bank agreed to pay Mr. Morrison conditional amounts upon completion of certain contingencies related to the merger of OVB into BB&T. Each of these contingencies has been met and the corresponding amounts were paid prior to 2002. Mr. Morrison’s employment agreement also provides for his participation in BB&T’s Bonus Plan and 1995 Plan or any successor BB&T plan on the same basis as similarly-situated officers of BB&T, subject to equitable adjustments to avoid duplication with any bonus earned prior to the OVB merger. Mr. Morrison also will receive, on the same basis as other similarly-situated officers of Branch Bank, employee pension and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, dental, life and accident insurance and similar indirect compensation that may be extended to similarly-situated officers. He also will receive perquisites on the same basis as similarly situated officers of Branch Bank. The employment agreement further provides that if Mr. Morrison terminates his employment for “Good Reason” or if Branch Bank terminates his employment other than for “Just Cause” or disability, and if he complies with certain non-competition provisions, he will be entitled to receive annual termination compensation of $400,000 until the end of the original five-year term. If any of the amounts payable under the employment agreement are subject to, or cause any other payments to be subject to, excess tax under Section 4999 of the Code as excess parachute payments under Section 280G of the Code, BB&T will indemnify Mr. Morrison on an after-tax basis for any excise tax, plus any penalties or interest, plus any excise taxes and income taxes on the indemnity amounts. BB&T also agreed that following the closing of the merger of OVB into BB&T, Mr. Morrison would be named to the Board of Directors to serve for so long as he is elected and qualifies, subject to the right of removal for cause, and that Mr. Morrison would be named to the Executive Committee.

Agreements with Mr. Fitzpatrick

Employment Agreement. In connection with the merger of First Virginia into BB&T, Barry J. Fitzpatrick, a BB&T director, entered into an employment agreement with Branch Bank-VA, effective July 1, 2003 (the “Fitzpatrick Agreement”), to be employed as Chief Executive Officer of Virginia Operations of Branch Bank-VA. The Fitzpatrick Agreement, as amended, provides for a five-year term, unless Mr. Fitzpatrick elects to become a consultant to Branch Bank-VA (which may occur at any time on or after March 1, 2004), in which case the Fitzpatrick Agreement would terminate. Under the terms of the Fitzpatrick Agreement, Mr. Fitzpatrick is entitled to receive, while an employee, an annual base salary at least equal to $780,000 and an annual bonus, grants of stock options and other benefits generally on the same basis as similarly-situated officers. As discussed below, effective March 1, 2004, Mr. Fitzpatrick elected to enter into consultant status.

Pursuant to the Fitzpatrick Agreement, Mr. Fitzpatrick received (i) a one-time lump sum in the amount of $525,000 from Branch Bank-VA, in partial payment for noncompetition and other covenants set forth in the Fitzpatrick Agreement and (ii) a payment sufficient on an after-tax basis to pay up in full an existing life insurance policy. The noncompetition covenants provide that Mr. Fitzpatrick will be prohibited from engaging, directly or indirectly, in the banking or financial services business anywhere in Virginia and Maryland, or in any county contiguous to Virginia, the District of Columbia, and the counties in Tennessee in which Johnson City, Bristol and Kingsport are located, and any counties contiguous to those counties, subject to certain time limitations. Mr. Fitzpatrick is prohibited from soliciting any depositors or customers of Branch Bank-VA or its related entities or inducing any employees of Branch Bank-VA or its related entities to terminate their employment with Branch Bank-VA or its related entities for a period of two years following Mr. Fitzpatrick’s termination of employment with Branch Bank-VA. If any of the amounts payable under the Fitzpatrick Agreement or Mr. Fitzpatrick’s Special Pay Agreement (described below) are subject to excise tax under Section 4999 of the Code, or if any interest or penalties are incurred by Mr. Fitzpatrick with respect to the excise tax, Branch Bank-VA will pay to Mr. Fitzpatrick an additional payment in an amount sufficient to pay the excise tax, plus any penalties or interest, plus an additional amount to satisfy any tax, plus any penalties or interest, due on the amount so paid.

As noted above, effective March 1, 2004, Mr. Fitzpatrick relinquished his position with Branch Bank-VA and became an independent consultant, pursuant to which he is obligated to render services in the nature of customer and community relations, business development, employee relations and general advice and assistance relating to Branch Bank-VA’s customers and employees and to the growth and development in the Northern Virginia area of the business of Branch Bank-VA. These services are to be rendered at times and on a schedule determined by Mr. Fitzpatrick which is reasonably convenient to both Branch Bank-VA and Mr. Fitzpatrick. The consulting period ends on the date preceding the fifth anniversary of the First Virginia merger. Upon commencement of the consulting period, Mr. Fitzpatrick relinquished his executive titles and responsibilities and ceased to be entitled to receive base salary, bonuses, stock options or employee benefits as he would as an employee of Branch Bank-VA. Instead, Mr. Fitzpatrick will receive during the consulting period, in consideration of covenants not to compete made in the Fitzpatrick Agreement and as compensation for consulting services, monthly amounts equal to his monthly base salary in effect at the time his employment ended plus health and life insurance benefits comparable to the group employee benefits which Branch Bank-VA provides for its officers, at a cost to Mr. Fitzpatrick no greater than the cost to such officers. If Branch Bank-VA breaches the agreement and fails to remedy the breach within 30 days, Mr. Fitzpatrick may terminate his obligation to render consulting services and continue to receive the payments and benefits for the remainder of the consulting period, subject to complying with the noncompetition and other covenants. If Mr. Fitzpatrick violates any such covenants or fails to render consulting services as requested and fails to remedy such failure within 30 days, or if he suffers disability or dies, the consulting period ends and payments and benefits will cease.

Following the First Virginia merger, Mr. Fitzpatrick was named to the BB&T Board of Directors and to the Executive Committee to serve for a period of five years, so long as he is elected and qualifies, subject to the right of removal for cause.

Special Pay Agreement. In connection with the First Virginia merger, BB&T also entered into a Special Pay Agreement with Mr. Fitzpatrick (the “Special Pay Agreement”) dated January 20, 2003. In settlement of its obligations to Mr. Fitzpatrick under his then-existing employment agreement with First Virginia Banks, Inc., Mr. Fitzpatrick was paid a one-time lump sum in the amount of $3,601,200.

Transactions with Affiliates

Nelle Ratrie Chilton, a director of BB&T, is an officer, director and shareholder of Dickinson Fuel Company and TerraCare, Inc., and a partner in Dickinson Properties Limited Partnership. During 2003, Branch Bank paid TerraCare, Inc. $161,068 for landscaping services at bank offices. Management believes that the terms of these transactions were as favorable as could have been obtained from a non-affiliated entity. Management intends to utilize these services in 2004 and anticipates that the amount to be paid in 2004 will be substantially comparable to the amount paid in 2003.

BB&T has entered into a consulting services contract with Creative Services, Inc., an international management consulting firm owned by Nido R. Qubein, a director of BB&T, under which Creative Services, Inc. advises management by providing organizational development expertise, including the conceptualization and creation of integrated corporate employee training materials and programs. Creative Services, Inc. was paid $500,619 under this contract in 2003. Management believes this contract is on terms as favorable as could have been obtained from other non-affiliated parties. Management intends to utilize these services in 2004 and anticipates that the amount to be paid in 2004 will be substantially comparable to the amount paid in 2003.

See also “Compensation Committee Interlocks and Insider Participation,” above.

PROPOSAL 4—APPROVAL OF 2004 STOCK INCENTIVE PLAN

Background

The Board of Directors unanimously has approved the adoption of the 2004 Stock Incentive Plan (as defined above, the “2004 Plan”), in substantially the form attached hereto as Appendix C, subject to the approval of the 2004 Plan by the shareholders at the Annual Meeting. Awards may be granted under the 2004 Plan on and after its effective date (April 27, 2004), provided the shareholders approve the 2004 Plan, but no later than April 26, 2014. The discussion that follows is qualified in its entirety by reference to the 2004 Plan.

BB&T’s principal equity compensation plan since 1995 has been the 1995 Omnibus Stock Incentive Plan, as amended (as defined above, the “1995 Plan”). No awards can be granted under the 1995 Plan after April 9, 2005. As of March     , 2004, only approximately 6,643,000 shares remained available for issuance under the 1995 Plan. In order for BB&T to be able to continue to provide an incentive for highly-qualified employees, directors and other service providers (including employees, directors and service providers of acquired companies) to serve or continue service with the Corporation, to more closely align the interest of such individuals with the shareholders and to continue to provide a competitive stock-based compensation program, the Board of Directors believes that adoption of the 2004 Plan would be in the best interests of BB&T and its shareholders.

Subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar event, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2004 Plan may not exceed 25,000,000 shares. Of that amount, (i) no more than 25,000,000 shares may be issued pursuant to the exercise of incentive stock options, and (ii) no more than 5,000,000 shares may be issued pursuant to restricted awards (in each case, subject to adjustment in the event of a stock split or similar event). Certain annual participant award limitations also apply: (i) no participant may be granted options and stock appreciation rights (“SARs”) that are not related to an option for more than 500,000 shares of Common Stock in any calendar year; (ii) no participant may receive shares of Common Stock pursuant to the grant of any awards for more than 500,000 shares during any calendar year; and (iii) no participant may receive awards payable in cash in excess of $5,000,000 during any calendar year (in each case, subject to adjustment in the event of a stock split or similar event). The following will not be included in calculating the share limitations set forth above: (a) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (b) awards which by their terms are settled in cash, (c) any shares subject to an award under the 2004 Plan which award is forfeited, canceled, terminated, expires or lapses for any reason without the issuance of shares underlying the award, and (d) any shares surrendered by a participant or withheld by the Corporation to pay the option or purchase price for an award or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award if, in accordance with the terms of the 2004 Plan, a participant pays such option or purchase price or satisfies such tax withholding by either tendering previously owned shares or having the Corporation withhold shares in connection with the exercise, vesting or earning of an award.

The number of shares reserved for issuance under the 2004 Plan and the terms of awards may be adjusted in the event of an adjustment in the capital stock structure of the Corporation (due to a merger, stock split, stock dividend or similar event). On March     , 2004, the closing sales price of the Common Stock as reported on The New York Stock Exchange was $                 per share.

Purpose and Eligibility

The purpose of the 2004 Plan is to (i) assist the Corporation in recruiting and retaining employees, directors and independent contractors, (ii) enable eligible individuals to contribute to and participate in the Corporation’s future success and (iii) associate the interest of eligible individuals with those of the Corporation and its shareholders. An award may be granted to employees of, directors of, and independent contractors providing services to the Corporation or an affiliate, if such individual is selected by the Administrator and meets other criteria specified in the 2004 Plan. At this time, approximately 30,000 employees, 80 directors (including directors of BB&T affiliates) and 200 independent contractors may be eligible to participate in the 2004 Plan, although these figures are subject to change. In 2003, approximately 6,000 employees, 20 non-employee directors (including directors of BB&T affiliates) and no independent contractors participated in BB&T’s equity-based plans.

The purpose will be carried out by the granting of benefits (“awards”) to selected participants as determined by the Board or the Compensation Committee. Awards which may be granted under the 2004 Plan include incentive stock options and non-qualified stock options; stock appreciation rights in the form of related SARs and freestanding SARs; restricted awards in the form of restricted stock awards and restricted stock units; performance awards in the form of performance shares and performance units; and phantom stock awards. The material terms of each type of award are discussed below. See “Awards.”

Administration; Amendment and Termination

The 2004 Plan will be administered by the Board of Directors, or upon its delegation, by the Compensation Committee of the Board. However, the Board will have sole authority to grant awards to directors who are not employees of the Corporation or its affiliates. The Board of Directors and the Compensation Committee are referred to in this discussion collectively as the “Administrator.” Under the terms of the 2004 Plan, the Administrator has full and final authority to take any action with respect to the 2004 Plan, including, without limitation, the authority to: (i) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; (ii) prescribe the form or forms of agreements related to awards granted under the 2004 Plan; (iii) establish, amend and rescind rules and regulations for the administration of the 2004 Plan; and (iv) construe and interpret the 2004 Plan, awards and award agreements made under the 2004 Plan, interpret rules and regulations for administering the 2004 Plan and make all other determinations deemed necessary or advisable for administering the 2004 Plan.

In certain circumstances, the Administrator may delegate to a subcommittee of the Compensation Committee or one or more senior executive officers of the Corporation the authority to grant awards to persons who are not officers or directors for purposes of Section 16 of the Exchange Act or “covered employees” for purposes of Section 162(m) of the Code, and to make any or all of the determinations reserved for the Administrator in the 2004 Plan with respect to such awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Administrator).

The 2004 Plan may be amended, altered or terminated at any time by the Board of Directors, subject to the following: (i) shareholder approval is required of any 2004 Plan amendment if such approval is required by applicable law, rule or regulation; and (ii) except for anti-dilution adjustments made under the 2004 Plan, the option price for any outstanding option or base price of any outstanding SAR granted under the 2004 Plan may not be decreased after the date of grant, nor may any outstanding option or SAR granted under the 2004 Plan be surrendered to the Corporation as consideration for the grant of a new option or SAR with a lower exercise or base price than the original option or SAR, as the case may be, without shareholder approval of any such action. In addition, the Administrator may amend, alter or terminate any award, although no such action may be taken without a participant’s consent if his rights with respect to the award would be materially adversely affected.

The Administrator has the authority to make adjustments to the terms and conditions of awards upon the occurrence of (i) certain unusual or nonrecurring events affecting (a) the Corporation or any affiliate or (b) the financial statements of the Corporation or any affiliate, or (ii) changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan or necessary or appropriate to comply with applicable laws, rules or regulations. The Administrator also may cause any award granted under the 2004 Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value made to the holder of such canceled award.

Awards

As noted above, the 2004 Plan authorizes the grant of incentive options, non-qualified options, SARs, restricted awards, performance awards and phantom stock awards. A summary of the material terms of each type of award is provided below.

Options. The 2004 Plan authorizes the grant of both incentive options and non-qualified options, both of which are exercisable for shares of Common Stock (although incentive options may only be granted to employees of the Corporation or a related corporation). The option price at which an option may be exercised will be determined by the Administrator at the time of grant and must be no less than (i) the fair market value (as determined in accordance with the 2004 Plan) per share of the Common Stock on the date of grant (or 110% of the fair market value with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a related corporation) and (ii) the par value per share of Common Stock. Unless an individual award agreement provides otherwise, the option price may be paid in the form of cash or cash equivalent; in addition, where permitted by the Administrator and applicable laws, rules and regulations, payment may also be made: (a) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the participant at the time of exercise for a time period determined by and otherwise acceptable to the Administrator; (b) by shares of Common Stock withheld upon exercise; (c) by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; (d) by such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) by any combination of these methods. The term of an option and the period or periods during which, and conditions pursuant to which, an option may be exercised will be determined by the Administrator, although the option term may not exceed 10 years (or five years with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a related corporation). Any option not exercised before expiration of the option period will terminate. Options are also subject to certain restrictions on exercise if the participant terminates employment. The Administrator also has authority to establish other terms and conditions related to options.

Stock Appreciation Rights. Under the terms of the 2004 Plan, SARs may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of Common Stock subject to the related option (a “related SAR”) or may be granted separately to an eligible individual (a “freestanding SAR”). The consideration to be received by the holder of an SAR may be paid in cash, shares of Common Stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of Common Stock, as determined by the Administrator. Upon the exercise of an SAR, the holder of an SAR is entitled to receive payment from the Corporation in an amount determined by multiplying (i) the difference between the fair market value of a share of Common Stock on the date of exercise over the base price per share of such SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The base price may be no less than 100% the fair market value per share of the Common Stock on the date the SAR is granted. The consideration paid by the Corporation upon exercise of an SAR may be paid currently or on a deferred basis with such interest or earnings equivalent, if any, as the Administrator may determine.

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. Upon the exercise of a related SAR, the related option is deemed to be canceled to the extent of the number of shares of Common Stock for which the related SAR is exercised. No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of related SARs. Each award agreement will set forth the extent to which the holder of an SAR may have the right to exercise an SAR following termination of the holder’s employment or service with the Corporation or an affiliate as determined by the Administrator.

Restricted Awards. Subject to the limitations of the 2004 Plan, the Administrator may in its sole discretion grant restricted awards to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for the restricted award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted stock awards may be payable in shares of Common Stock. Restricted stock units may be payable in cash or whole shares of Common Stock, or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the 2004 Plan and the discretion of the Administrator.

The Administrator has authority to determine the nature, length and starting date of the period during which the restricted award may be earned (the “restriction period”) for each restricted award, and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) payment of a stipulated purchase price for a restricted award, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death or any combination of conditions. Notwithstanding the foregoing, restricted awards that vest based solely on continued service or the passage of time will be subject to a minimum restriction period of one year (except in the case of restricted awards assumed or substituted in connection with mergers, acquisitions, or other business transactions or restricted awards granted in connection with the recruitment of a participant). In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance objectives to be used in valuing restricted awards, which performance objectives will be based upon those corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate; provided, however, that such performance factors must be limited to one of more of the specified factors described below. See “Performance-Based Compensation—Section 162(m) Requirements,” below.

The Administrator has the authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the 2004 Plan and the individual award agreement, the award will be forfeited (unless the Administrator determines otherwise).

Performance Awards. Subject to the limitations of the 2004 Plan, the Administrator may in its sole discretion grant performance awards to participants in such amounts, upon such terms and conditions and at such times as the Administrator shall determine. Performance awards may be in the form of performance shares and/or performance units. An award of a performance share is a grant of a right to receive shares of Common Stock or the cash value thereof, or a combination thereof (in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value (as determined in accordance with the 2004 Plan) of a share of Common Stock. An award of a performance unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value established by the Administrator at the time of grant. The consideration to be received by the holder of a performance award may be paid in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator.

The Administrator has authority to determine the nature, length and starting date of the period during which a performance award may be earned (the “performance period”), and will determine the conditions that must be satisfied in order for a performance award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) specific performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance objectives to be used in valuing performance awards, which performance objectives will be based upon those corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate; provided, however, that such performance factors must be limited to one of more of the specified factors described below. See “Performance-Based Compensation—Section 162(m) Requirements,” below.

The Administrator has the authority to determine whether and to what degree performance awards have been earned and are payable, as well as to determine the terms of performance awards. If a participant’s employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the 2004 Plan and the individual award agreement, the award will be forfeited (unless the Administrator determines otherwise).

Phantom Stock Awards. Subject to the limitations of the 2004 Plan, the Administrator may in its sole discretion grant phantom stock awards to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the fair market value (as determined in accordance with the 2004 Plan) of a share of Common Stock.

The Administrator has authority to determine whether and to what degree phantom stock awards have vested and are payable. Upon vesting of all or part of a phantom stock award and satisfaction of other terms and conditions as determined by the Administrator, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value (as determined in accordance with the 2004 Plan) of one share of Common Stock with respect to each such phantom stock unit which has vested. The Administrator may determine the forms and terms of payment of phantom stock awards in accordance with the 2004 Plan. Each award agreement will set forth the extent to which the holder of a phantom stock award will have the right to exercise a phantom stock award following termination of the holder’s employment or service with the Corporation or an affiliate as determined by the Administrator.

Dividend and Dividend Equivalents

The Administrator may, in its sole discretion, provide that awards granted under the 2004 Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant’s account, subject to such restrictions and conditions as the Administrator may establish with respect to the crediting of an account, including reinvestment in additional shares of Common Stock or share equivalents.

Change of Control

The Administrator has the authority, in its sole discretion, to accelerate the date that any award (which was not otherwise exercisable, vested or earned) may become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other award. Consistent with past practice, the Corporation may provide in individual award agreements that an award may vest or become exercisable upon occurrence of a change in control event (as defined in the individual award agreement).

Transferability

Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Section 422 of the Code and related regulations. Non-qualified options and SARs are not transferable other than by will or the laws of intestate succession, except as permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Restricted awards and phantom stock awards that have not vested and performance awards which have not been earned are not transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to such awards until the restriction period and/or performance period has expired and until all conditions to vesting and/or earning the award have been met.

Certain Federal Income Tax Consequences

The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the 2004 Plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Corporation. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Options. Incentive options granted under the 2004 Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an incentive stock option will generally not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been a Corporation employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

The Corporation generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the option price or (ii) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. The Corporation generally is entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant.

Pursuant to the Code and the terms of the 2004 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by the Corporation with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2004 Plan exceeds this limitation, it will be treated as a non-qualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Non-qualified Options. If a participant receives a non-qualified option, the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Corporation generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant’s basis in shares of Common Stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR will not result in taxable income to a participant or a tax deduction to the Corporation. At the time of exercise of an SAR, a participant will forfeit the right to benefit from any future appreciation of the stock subject to the SAR. Accordingly, taxable income to the participant is deferred until the SAR is exercised. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income and the Corporation will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

Restricted Stock Subject To Restricted Awards. Similar to SARs, awards for restricted stock will not result in taxable income to the participant or a tax deduction to the Corporation for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture as defined under Section 83 of the Code. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid therefor. The Corporation will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Units. The federal income tax consequences of the award of restricted units will depend on the conditions of the award. Generally, the transfer of cash or property will result in ordinary income to the participant and a tax deduction to the Corporation. If the property transferred is subject to a substantial risk of forfeiture, as defined under Section 83 of the Code (for example, because receipt of the property is conditioned upon the performance of substantial future services), the taxable event is deferred until the substantial risk of forfeiture lapses. However, the participant may generally elect to accelerate the taxable event to the date of transfer, even if the property is subject to a substantial risk of forfeiture. If this election is made, subsequent appreciation is not taxed until the property is sold or exchanged (and the lapse of the forfeiture restriction does not create a taxable event). Generally, any deduction to the Corporation occurs only when ordinary income in respect of an award is recognized by the participant (and then the deduction is subject to reasonable compensation and reporting requirements). Because such awards will be subject to such conditions as may be determined by the Administrator, the federal income tax consequences to the participant and to the Corporation will depend on the specific conditions of the award.

Performance Share Awards and Performance Unit Awards. The grant of a performance share award or performance unit award does not result in taxable income to the participant or a tax deduction to the Corporation for federal income tax purposes. However, the participant will recognize income on account of the settlement of a performance share award or performance unit award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any Common Stock (determined as of the date that the shares are not subject to a substantial risk of forfeiture) that is received in settlement of the award. The Corporation is entitled to a federal income tax deduction upon the settlement of a performance share award or performance unit award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.

Phantom Stock Awards. The grant of a phantom stock award does not result in taxable income to the participant or a tax deduction to the Corporation for federal income tax purposes. However, the participant will recognize income on account of the settlement of a phantom stock award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any Common Stock (determined as of the date that the shares are not subject to a substantial risk of forfeiture) that is received in settlement of the award. The Corporation is entitled to a federal income tax deduction upon the settlement of a phantom stock award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.

Dividend Equivalents. The grant of a dividend equivalent award does not result in taxable income to the participant or a tax deduction to the Corporation for federal income tax purposes. However, the participant will recognize income on account of the settlement of a dividend equivalent award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any Common Stock (determined as of the date that the shares are not subject to a substantial risk of forfeiture) that is received in settlement of the award. The Corporation is entitled to a federal income tax deduction upon the settlement of a dividend equivalent award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.

Performance-Based Compensation—Section 162(m) Requirements

The 2004 Plan is structured to comply with the requirements imposed by Section 162(m) of the Code and related regulations in order to preserve, to the extent practicable, the Corporation’s tax deduction for awards made under the 2004 Plan to covered employees. Section 162(m) of the Code generally denies an employer a deduction for compensation paid to covered employees (generally, the Named Executives) of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

In order to qualify as performance-based compensation, the compensation paid under the 2004 Plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. In addition to other requirements for the performance-based exception, shareholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goal(s) under which compensation is to be paid. Material terms include the individuals eligible to receive compensation (see “Purpose and Eligibility,” above), a description of the business criteria on which the performance goal is based, and either the maximum amount of the compensation to be paid or the formula used to calculate the amount of compensation if the performance goal is met.

As proposed, the 2004 Plan limits the maximum amount of awards that may be granted to any employee. In particular, the 2004 Plan provides that (subject to capital adjustments) no participant may receive (i) options and SARs that are not related to an option for more than 500,000 shares of Common Stock in any calendar year, (ii) shares of Common Stock pursuant to the grant of any awards for more than 500,000 shares during any calendar year or (iii) awards payable in cash in excess of $5,000,000 during any calendar year. See “Background,” above. Further, with respect to performance-based restricted awards and performance awards, the 2004 Plan limits performance objectives to one or more of the following (as determined by the Administrator in its discretion): (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) return on investment; (viii) return on capital; (ix) improvements in capital structure; (x) expense management; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price or total shareholder return; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) working capital; (xix) return on assets; (xx) economic wealth created; (xxi) strategic business criteria; and (xxii) efficiency ratio(s). Such performance factors may include or exclude extraordinary items, as determined by the Administrator. See “Awards—Restricted Awards” and “Awards—Performance Awards,” above.

The selection of individuals who will receive awards under the 2004 Plan, if it is approved by the shareholders, and the amount of any such awards is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in fiscal year 2004. The number of shares of Common Stock subject to awards granted under the 1995 Plan in fiscal year 2003 to the BB&T Named Executives are set forth under the headings “Compensation of Executive Officers—Summary Compensation Table,” “Option Grants in Last Fiscal Year” and “Long-Term Incentive Plan—Awards in Last Fiscal Year,” above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2004 STOCK INCENTIVE PLAN AS DESCRIBED IN PROPOSAL 4.

PROPOSAL 5—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS

INDEPENDENT AUDITORS FOR 2004

The Audit Committee of the Board of Directors has engaged the firm of PricewaterhouseCoopers LLP as independent auditors to examine the financial statements of BB&T and certain of its subsidiaries for the year 2004, and to report on the consolidated balance sheets, statements of income and other related statements of BB&T and subsidiaries. The shareholders of BB&T are being asked to ratify the appointment of PricewaterhouseCoopers LLP for 2004. PricewaterhouseCoopers LLP has served as independent auditors for BB&T since March 19, 2002. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions posed by the shareholders. In the event shareholders do not ratify the decision of the Audit Committee to reappoint PricewaterhouseCoopers LLP as BB&T’s independent auditors for the year 2004, the Audit Committee will reconsider its decision.

On March 19, 2002, the Corporation terminated the engagement of Arthur Andersen LLP as its independent auditors. Arthur Andersen LLP had served as the Corporation’s independent auditors for the fiscal year ended December 31, 2001. The decision to terminate the engagement of Arthur Andersen LLP was recommended by the Corporation’s Audit Committee and approved by its Board of Directors.

Arthur Andersen LLP’s report on the financial statements of the Corporation for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2001, and the interim period between December 31, 2001 and March 19, 2002, there were no disagreements between BB&T and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the year ended December 31, 2001, and the interim period between December 31, 2001 and March 19, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC).

During the year ended December 31, 2001, and the interim period between December 31, 2001 and March 19, 2002, the Corporation did not consult with PricewaterhouseCoopers LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Corporation’s financial statements or (iii) any matter that was either the subject of a disagreement or a reportable event (as described above).

THE BB&T BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS BB&T’S INDEPENDENT AUDITORS FOR 2004 AS DESCRIBED IN PROPOSAL 5.

FEES TO AUDITORS

The following table shows the aggregate fees billed to the Corporation for professional services by PricewaterhouseCoopers LLP for fiscal years 2003 and 2002:

	Fiscal 2003	Fiscal 2002(1)
Audit Fees	$2,696,156	$1,499,819
Audit-Related Fees	751,440	304,547
Tax Fees	1,058,334	600,419
All Other Fees	48,900	—

Total	$4,554,830	$2,404,785

(1)	PricewaterhouseCoopers LLP was not engaged as BB&T’s independent auditors until March 19, 2002. Therefore, the 2002 fees represent only a partial year.

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of the Corporation’s consolidated financial statements for fiscal years 2003 and 2002, for the reviews of the financial statements included in the Corporation’s quarterly reports on Form 10-Q during fiscal 2003 and 2002, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for other attest engagements under professional auditing standards, accounting and reporting consultations, internal control-related matters, and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice. Of these amounts, $238,217 and $106,406 were related to tax compliance services for review of federal and state tax returns for 2003 and 2002, respectively.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

The Audit Committee considered the compatibility of the non-audit-related services performed by and fees paid to PricewaterhouseCoopers LLP in 2003 and the proposed non-audit-related services and proposed fees for 2004 and determined that such services and fees are compatible with the independence of PricewaterhouseCoopers LLP. During 2003, PricewaterhouseCoopers LLP did not utilize any leased personnel in connection with the audit.

PROPOSAL 6—CONSIDERATION OF SHAREHOLDER PROPOSAL

BB&T has received the following shareholder proposal from Mr. Jimmy W. King, 3514 Waxhaw Marvin Road, Waxhaw, North Carolina 28173 (the “Proponent”). Mr. King beneficially owns approximately 3,404 shares of Common Stock. The Proponent’s proposal was submitted on October 8, 2002 and pertains to the period 1998-2001.

Text of Shareholder Proposal

“Resolved: The shareholders of BB&T Corporation urge the Board of Directors to ask that the Compensation Committee conduct a study to consider a policy that at least the majority of the executive officers bonuses, stock options, stock grants and all other compensation other than salary be based on the increase in shareholder value. Shareholder value is to be determined by the market price of the corporation’s shares of common stock.

The shareholders are the real owners of the corporation, however there seems to be no correlation between executive pay and the results offered to the shareholders (owners) of this corporation. The shareholders have actually experienced a return of -3.08% over the last three years. This is as published in the Charlotte Observer of August 25, 2002 on an article about the Pay and Performance: 100 Top Executives of the Carolinas.

In the mean time the pay of the top 6 executives including only salary, bonuses and other pay increased l2% percent in l999, 21.2% in 2000 and 10.5% in 2001. Since 1998 through 2001 this pay has increased 50%. This is while at the same time the shareholder (owner) of the corporation has seen the price of a share of stock fall from a high of $40.3125 a share in 1998 to close at the end of 2001 at $36.11 a share.

In addition to the above monies received by just the top 6 executives they also have received stock options, stock grants, additional retirement benefits over what normal employees receive and other benefits. In 2000 they were given 638,494 stock options at an exercise price of $23.9375 and another 449,923 options were given in 2001. There were also 117,802 shares of stock or units awarded in 2000 and 2001 under the Long Term Incentive plan.

It seems that something is wrong when executives are compensated this well when in the same time period the shareholder (owners) have seen their value of a share of stock decrease from $40.3125 a share at the end of 1998 to a price of $36.11 at the end of 2001. The price for a common share of BB&T is currently at $35.04 at the end of September 2002 and this is in comparison with a 2001 year end price of $36.11 which is another poor return for the year at least for the first nine months.

Figures can be made to reflect what one wants them to do, but the fact is that our CEO’s total compensation is number 193 that is one number below the CEO of Wachovia that is a much larger Corporation. This is according to the Forbes list of Best Paid CEO’s of 2002.”

Board of Directors’ Response

The Board of Directors recommends a vote AGAINST Proposal 6 for the following reasons:

In his proposal, the Proponent suggests that the Board consider implementing a policy providing that at least a majority of BB&T’s executive officers’ bonuses, stock options, stock grants and all other compensation other than salary be based solely on an increase in the market value of BB&T’s Common Stock. The Board of Directors has considered this proposal and, based on the recommendations of the Compensation Committee of the Board of Directors (the “Compensation Committee”) and for the reasons discussed below, believes that shareholder approval of the proposal recommended by the Proponent would not be in the best interests of the Corporation and its shareholders.

The Board believes that implementation of the compensation policy urged by the Proponent would be inconsistent with compensation best practices and contrary to BB&T’s objective of compensating employees based on corporate performance and long-term growth in shareholder value. The Board also believes that approval of the Proponent’s proposal would be unnecessary because the Board has previously directed the Compensation Committee of the Board to consider the proposal.

In response to the Board’s directives, the Compensation Committee engaged Mercer Human Resource Consulting, the independent professional compensation consultants retained by BB&T for a number of years, to review the Proponent’s proposal and assess whether the proposal is consistent with established compensation practices in the financial services industry and in the best interests of BB&T and its shareholders. After review and analysis of the issue, Mercer concluded that BB&T’s current performance-based compensation program is in accordance with best practices of the industry and high performing companies. In its analysis, Mercer concluded that BB&T’s current compensation program, which has as its principal objective the creation of sustained, long-term value for shareholders, appropriately focuses on a number of key performance objectives, including growth in earnings per share, return on average shareholders’ equity and return on average assets, each of which influences the Corporation’s stock performance over the long-term. In addition, Mercer noted that BB&T’s compensation programs are appropriately designed to identify the performance objectives that influence stock price and to balance these objectives appropriately to attain optimum results. Mercer also concluded that relying on short-term stock price appreciation as the sole measure of performance for compensation purposes would be contrary to established best practices and could focus the attention of a corporation’s management on short-term operating results to the possible detriment of longer-term financial objectives and investment return to shareholders. In fact, Mercer could not identify any companies in the financial services industry that rely solely on short-term stock price appreciation as the sole measure of performance, nor do they counsel their clients to use such an approach.

Based on the results of its analysis, Mercer concluded that BB&T’s compensation philosophy focuses on performance-based pay for its executives. Total pay is composed of base salaries, which Mercer concluded were below market, annual incentives, a three-year long-term incentive plan and stock options. BB&T has designed its programs so that the operating and strategic results required for stock price appreciation are in place throughout the organization, and, if the objectives are accomplished, it is anticipated that stock price appreciation should ultimately follow. In recent years, over 80% of BB&T’s CEO’s compensation has been tied directly to performance results; more than one-half of the total, the largest single element, is based solely on future stock price appreciation.

In its analysis, Mercer noted that BB&T has been a consistently high-performing bank holding company, delivering compound annual increases in net income, asset growth and market capitalization (the total dollar value of all outstanding common shares) of 13.1%, 10.1% and 16.2%, respectively, based on data restated for acquisitions, during the five-year period ending December 31, 2001. Mercer also noted that BB&T’s Common Stock substantially outperformed its peers as well as the S&P 500 and S&P Financials Index over the same period. As noted in the Performance Graph included in BB&T’s proxy materials for the 2003 annual meeting, a $100 investment in Common Stock on December 31, 1998 would be worth $131.80 at year-end 2002, compared to $97.10 for the S&P 500. In addition, as also noted in the Performance Graph, the increase in value based on a $100 investment in BB&T’s Common Stock on December 31, 1998 compared to a select group of bank holding companies (identified by name in the Performance Graph as the “New Peer Group” and the “Old Peer Group”) would be $131.80 for BB&T, compared to $105.01 for the New Peer Group and $103.20 for the Old Peer Group.

Mercer also noted that, during the five-year period ending December 31, 2001, BB&T generated $12.5 billion in incremental value for its shareholders, roughly a 300% increase. Over the ten-year period ended December 31, 2003, BB&T’s compound annual total return to shareholders was 18.1% compared to 11.1% for the S&P 500 and 16.0% for the S&P Financials Index. BB&T’s dividend history has also been rewarding to shareholders. The ten-year compound annual dividend growth rate is 14.3% compared to 3.4% for the S&P 500. In addition, BB&T has paid a cash dividend to investors every year since 1920 and has increased the cash dividend for 32 consecutive years.

The Proponent’s proposal is contrary to executive compensation practices recommended by a number of independent corporate governance organizations. In this regard, in a December 2003 report of the Blue Ribbon Commission on Executive Compensation and the Role of the Compensation Committee, The National Association of Corporate Directors (the “NACD”) concluded that compensation should not be linked solely to stock market behavior or stock price alone. Similarly, the Business Roundtable, in its November 2003 report entitled “Executive Compensation: Principles and Commentary,” stated that performance goals should look beyond short-term market value changes and should instead be designed to enhance both near-term objectives and long-term strategic plans. Likewise, the Business Roundtable report stated that performance measures should not be tied solely to a corporation’s stock price but should instead focus on a variety of both qualitative and quantitative performance measures. Further, the Conference Board Commission on Public Trust and Private Enterprise, in its reports entitled “Corporate Governance Best Practices: A Blueprint for the Post-Enron Era” (May 2003) and “Findings and Recommendations Part I: Executive Compensation” (September 17, 2003), recommended that executive compensation policies should link compensation to long-term company performance and strategic goals focusing on multiple performance factors, rather than use stock price as the sole measure of performance.

After considering the Proponent’s proposal, Mercer’s analysis and other relevant factors, the Compensation Committee concluded that adoption of the policy proposed by the Proponent would not be in the best interests of BB&T and its shareholders or consistent with industry compensation best practices. The Compensation Committee presented its conclusions to the Board of Directors which, after deliberation of the matter, similarly concluded that the Proponent’s proposal would not be in the best interests of BB&T and its shareholders.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” PROPOSAL 6.

OTHER MATTERS

Proposals for 2005 Annual Meeting

Under regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2005 Annual Meeting of Shareholders must present such proposal to BB&T at its principal office in Winston-Salem, North Carolina by November 24, 2004 for the proposal to be considered for inclusion in BB&T’s proxy statement.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder even if the proposal is not to be included in BB&T’s proxy statement, the BB&T Restated Bylaws (which are effective as of April 28, 2004) provide that the shareholder must give timely notice in writing to the Secretary of BB&T at least 60 days but no more than 90 days in advance of the first anniversary of the notice date of BB&T’s proxy statement for the preceding year’s annual meeting. Additional time limitations apply in the event of special meetings or annual meetings that are advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the prior year’s annual meeting. See Exhibit A, below, which contains a copy of the Restated Bylaws. A proxy may confer discretionary authority to vote on any matter at an annual meeting if BB&T does not receive proper notice of the matter within the time frame described above.

As to each matter, the notice must contain (in addition to any information required by applicable law): (i) the name and address of the shareholder who intends to present the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock owned by the shareholder and such beneficial owner; (iii) a description of the business proposed to be introduced to the shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owner may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

Shareholder nominations for director must comply with the notice and informational requirements described above for other shareholder proposals, as well as additional information that would be required under applicable SEC proxy rules. Se also “Corporate Governance—Director Nominations,” above.

Other Business

The Board knows of no other matter to come before the Annual Meeting. However, if any other matter requiring a vote of the shareholders arises, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

John A. Allison IV
Chairman and Chief Executive Officer

Dated: March 24, 2004

EXHIBIT A

BYLAWS OF BB&T CORPORATION

As Amended and Restated Effective April 28, 2004

ARTICLE I

Offices

1. Principal Office: The principal office of the corporation shall be located at 200 West Second Street, Winston-Salem, North Carolina, or at such other place as the Board of Directors may fix from time to time.

2. Registered Office: The corporation shall maintain a registered office or registered offices at such place or places as may be required by applicable law.

3. Other Offices: The corporation may have offices at such other places as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

ARTICLE II

Meetings of Shareholders

1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be fixed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors and designated in the notice of the meeting.

2. Annual Meetings: The annual meeting of shareholders shall be held on such date and at such time as may be designated by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting.

3. Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of this Article relating to special meetings. A meeting so called shall be designated and treated for all purposes as the annual meeting.

4. Special Meetings: Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors of the corporation.

5. Notice of Meetings:

(a) Written, printed or electronically transmitted notice of a meeting stating the date, time and place of the meeting shall be delivered to each shareholder of record entitled to vote at the meeting not fewer than 10 nor more than 60 days before the date thereof, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors.

(b) In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted at the meeting, unless a description of the matter is required by the provisions of applicable law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

(c) When a meeting is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than 120 days in any one adjournment, it is not necessary to give any notice of the date, time and place of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

6. Voting Groups: All shares of one or more classes or series that under the articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless authorized pursuant to the articles of incorporation or specifically required by applicable law.

7. Quorum: Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of that voting group exists with respect to that matter. Unless otherwise required by the North Carolina Business Corporation Act, the articles of incorporation or a bylaw adopted by the shareholders, a majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

8. Voting of Shares:

(a) Subject to any restrictions imposed pursuant to the articles of incorporation or applicable law, each outstanding share having voting rights, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

(b) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the North Carolina Business Corporation Act or by the articles of incorporation or a bylaw adopted by the shareholders. Voting on all matters properly presented at a meeting shall be by voice vote, unless the chairman of the meeting determines otherwise.

9. Proxies: Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or his or her duly authorized attorney-in-fact. In addition, (i) an appointment in the form of an electronic record that bears the shareholder’s electronic signature and that may be directly reproduced in paper form by an automated process shall be deemed a valid appointment form, and (ii) the corporation may permit a shareholder to appoint one or more proxies by any kind of telephonic transmission, even if not accompanied by written communication, under circumstances or together with information from which the corporation can reasonably assume that the appointment was made or authorized by the shareholder. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form.

10. Notice of Shareholder Proposals and Nominees for Election as Directors:

(a) No business shall be transacted at a meeting of shareholders, except such business as shall be (i) specified in the notice of meeting given as provided in Section 5 of this Article, (ii) presented by or at the direction of the Board of Directors, or (iii) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting in compliance with the procedures set forth in this Section 10 In addition to the requirements of any applicable law with respect to any proposal presented by a shareholder for action at a meeting of the shareholders of the corporation (including the requirements of the Securities and Exchange Commission relating to shareholder proposals and director nominees), and subject to the provisions of the North Carolina Business Corporation Act as in effect from time to time, any shareholder desiring to introduce any business before any meeting of the shareholders of the corporation shall be required to deliver to the Secretary written notice containing the information specified herein (i) in the case of an annual meeting, at least 60 days but no more than 90 days in advance of the first anniversary of the notice date of the corporation’s proxy statement for the preceding year’s annual meeting, and (ii) in the case of a special meeting, no later than the tenth day following the notice date for such meeting. In the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the 90th day prior to such annual meeting and no later than the later of the 60th day prior to such annual meeting or the tenth day following the notice date for such meeting. The written notice required herein shall, as to each matter the shareholder proposes to bring before the meeting, contain the following information (in addition to any information required by applicable law): (i) the name and address of the shareholder who intends to present the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock owned by the shareholder and such beneficial owner; (iii) a description of the business proposed to be introduced to the shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owner may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

(b) Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at a meeting of shareholders.

Nominations of persons for election to the Board of Directors may be made at such meeting of shareholders (i) by or at the direction of the Board of Directors (or a properly authorized committee of the Board) or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Section 10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 10. Any shareholder desiring to nominate a person for election as a director of the corporation shall deliver to the Secretary a written notice at such time and containing such information as set forth in Section 10(a) of this Article, with such additional information in the notice concerning the nominee for election as a director of the corporation as would be required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor provision thereto), to be disclosed in the proxy materials concerning all persons nominated (by the corporation or otherwise) for election as a director of the corporation, as well as a consent signed by each nominee to serve as a director if elected.

(c) Failure of any shareholder to provide such notice in a timely and proper manner as set forth in this Section 10 shall authorize the presiding officer at the meeting of shareholders before which such business is proposed to be introduced, or at which such nominee is proposed to be considered for election as a director, to rule such proposal or nomination out of order and not proper to be introduced or considered.

11. Conduct of Meetings:

(a) Unless determined otherwise by the Board of Directors, the Chief Executive Officer of the corporation shall act as chairman at all meetings of shareholders and the Secretary or an Assistant Secretary of the corporation shall act as secretary at all meetings of shareholders.

(b) The Board of Directors of the corporation may, to the extent not prohibited by applicable law, establish such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or the chairman of the meeting, may, to the extent not prohibited by applicable law, include, without limitation, the following: (i) establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) rules and procedures for dismissal of business not properly submitted (including but in no way limited to matters described in Section 10 of this Article), (iv) limitations on attendance at or participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, (v) restrictions on entry to the meeting after the time fixed for the commencement thereof, (vi) limitations on the time allotted for questions or comments by participants and (vii) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

12. Inspector of Elections: The Board of Directors may appoint one or more voting inspectors to act at any meeting of shareholders or any adjournment thereof. If the Board does not make such appointment, or if their appointees or any of them fail to appear or act at the meeting of shareholders, the chairman of the meeting may appoint such inspector or inspectors to act at the meeting.

13. Attendance by Electronic Means: If and to the extent authorized by the Board, a shareholder or the shareholder’s proxy not physically present at a shareholders meeting may attend the meeting by electronic or other means of remote communication that allows the shareholder or proxy (i) to read or to hear the meeting proceedings substantially concurrently as the proceedings occur, (ii) to be read or to be heard substantially concurrently as the shareholder or proxy communicates, and (iii) to vote on matters to which the shareholders or proxy is entitled to vote.

ARTICLE III

Directors

1. General Powers: All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by applicable law or in the articles of incorporation.

2. Number, Term and Qualification: The Board shall consist of not less than three nor more than 30 members and the number of members shall be fixed and determined from time to time by a resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof. Commencing with the 2005 annual meeting of shareholders, each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director; and the terms for directors elected before the 2005 annual meeting of shareholders shall expire at the 2005 annual meeting of shareholders. Notwithstanding the expiration of the term of a director, the director shall continue to hold office until a successor is elected and qualified, or until such director’s death, resignation, retirement, removal or disqualification, or until there is a decrease in the number of directors. A director who reaches age 70 shall retire as a director at the end of the calendar year during which the director reaches age 70, without any further action by the shareholders or the Board of Directors. Directors need not be residents of the State of North Carolina. Following election, each director must own a minimum of 1,000 shares of the corporation’s common stock or such other minimum number of shares as may be determined by the Board in accordance with its director share ownership guidelines.

3. Election of Directors: Except as provided in Section 5 of this Article, directors are elected by the shareholders by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

4. Removal: Directors may be removed from office by the shareholders with or without cause (unless the articles of incorporation provide that directors may be removed only for cause), provided the notice of the shareholders’ meeting at which such action is to be taken states that a purpose of the meeting is removal of the director and the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

5. Vacancies: Except as otherwise provided in the articles of incorporation, a vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by a majority of the remaining directors or by the sole director remaining in office. The shareholders may elect a director at any time to fill a vacancy not filled by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

6. Compensation: The Board of Directors may compensate directors for their services as such and may provide for the payment of expenses incurred by the directors in connection with such services.

7. Executive Committee: The Board of Directors shall maintain an Executive Committee composed of not less than three members of the Board, each of whom shall be elected by a majority of the Board. The Executive Committee shall have such powers and duties as may be stated in its charter or prescribed from time to time by the Board, subject to any restrictions imposed by applicable law. Without limiting the foregoing, to the extent permitted by applicable law and authorized by the Board, the Executive Committee shall have and may exercise, during the intervals between the meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the corporation.

8. Audit Committee: The Board of Directors shall maintain an Audit Committee composed of not less than three independent members of the Board, each of whom shall be elected by a majority of the Board. Members of the Audit Committee shall be elected by a majority of the Board. The Audit Committee shall have such powers and duties as may be stated in its charter or prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

9. Other Committees: The Board of Directors may establish a Compensation Committee, a Corporate Governance/Nominating Committee and such other committees of the Board as the Board shall determine. Each committee shall be composed of not less than three members of the Board, each of whom shall be elected by a majority of the Board. Each such committee shall have such powers and duties as may be stated in such committee’s charter or prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

10. General Committee Matters: Each committee member serves at the pleasure of the Board of Directors. The provisions in these bylaws governing meetings, action without meetings, notice, waiver of notice, quorum and voting requirements of the Board apply to committees of the Board established under this Article.

ARTICLE IV

Meetings of Directors

1. Regular Meetings: A regular meeting of the Board of Directors shall be held on the same date, and at the same place, as the annual meeting of shareholders or at such other date,

time and place as the Board of Directors shall determine. In addition, the Board of Directors may provide for the date, time and place for the holding of additional regular meetings, either within or without the State of North Carolina, without notice. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

2. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Secretary of the corporation, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the date, time and place, by letter, electronic delivery or in person, of each special meeting not less than one day before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by the North Carolina Business Corporation Act, the articles of incorporation or the bylaws.

3. Waiver of Notice: A director may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. In addition, attendance at or participation by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not later vote for or assent to action taken at the meeting.

4. Quorum: Unless the articles of incorporation or bylaws provide otherwise, a majority of the number of directors prescribed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or, if no number is so prescribed, a majority of directors in office immediately before the meeting shall constitute a quorum.

5. Adjournment: Any duly convened regular or special meeting may be adjourned by the directors to a later date or time without further notice.

6. Manner of Acting: Except as otherwise provided in the articles of incorporation or the bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

7. Presumption of Assent: A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

8. Action without Meeting: Action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the

Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director’s consent to action taken without meeting may be in electronic form and delivered by electronic means.

9. Attendance by Electronic, Telephonic or Similar Means: Unless otherwise provided by the articles of incorporation, the bylaws or the Board, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE V

Officers

1. Title and Number: The officers of the corporation may consist of a Chairman of the Board, one or more Vice Chairmen, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Chief Administrative Officer, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, a Secretary, a Treasurer, a Controller and such Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect or as may otherwise be elected pursuant to this Article. Any two or more offices may be held by the same person, except that no individual may act in more than one capacity where action of two or more officers is required.

2. Election and Term: The officers of the corporation shall be elected by the Board of Directors or by a duly designated committee of the Board. Each officer shall hold office until a successor is elected and qualified, or until his or her resignation, retirement, death, removal or disqualification.

3. Removal: The Board of Directors may remove or terminate any officer at any time with or without cause. In addition, any officer other than the Chief Executive Officer may be removed or terminated at any time with or without cause by a duly designated Board committee or by a superior officer; provided, however, that the Chairman or any Vice Chairman may be removed solely by the Board. Removal, resignation or termination of an officer shall be without prejudice to the contract rights, if any, of the person so removed.

4. Compensation: The compensation of all officers of the corporation shall be fixed by the Board of Directors or by or under the direction of a duly designated committee of the Board or other officer or officers designated by the Board.

5. Chairman of the Board; Vice Chairmen: There shall be a Chairman of the Board of Directors elected by the directors from their members. The Chairman may also be the Chief Executive Officer of the corporation. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be incident to the office of Chairman or as may be directed by the Board. There may also be one or more Vice Chairmen of the Board of Directors elected by the directors from their members. Such Vice Chairman or Vice Chairmen shall perform such other duties as may be incident to the office of Vice Chairman or as may be directed by the Board.

6. Chief Executive Officer: The Chief Executive Officer shall have full executive powers, shall be the principal executive officer of the corporation, shall have and exercise all powers, duties and authority incident to the office of Chief Executive Officer and shall, subject to the direction and control of the Board, supervise, direct and control the management of the corporation in accordance with these bylaws. The Chief Executive Officer may also serve as Chairman of the Board in accordance with Section 5 of this Article.

7. Other Officers: Each other officer shall have such title or titles, perform such duties and exercise such powers as may be incident to his or her office or prescribed by the Board or, with respect to offices other than the Chief Executive Officer, the Chairman and any Vice Chairman of the Board (and except as otherwise determined by the Board), by the Board, a duly designated committee of the Board or the Chief Executive Officer.

8. Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

Contracts, Loans and Deposits

1. Contracts: The Board of Directors may authorize such officers as it deems appropriate to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances. In addition, unless the Board determines otherwise, each officer shall have such authority as may be incident to his or her particular office to enter into contracts and execute and deliver instruments on behalf of the corporation.

2. Loans: No loans shall be contracted on behalf of the corporation and no evidence of indebtedness on behalf of the corporation shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors or the Chief Executive Officer.

4. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.

ARTICLE VII

Certificates for Shares and Their Transfer

1. Certificates for Shares and Stock Transfer Records:

(a) The Board of Directors may authorize the issuance of some or all of the shares of the corporation’s classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the Chairman of the Board, the Chief Executive Officer, the President or a Senior Executive Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer records of the corporation. When shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by such shareholder. When shares are not represented by certificates, then, within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. The Board of Directors may designate a transfer agent who may countersign each certificate either manually or by use of a facsimile signature.

(b) The corporation shall keep, or cause one or more stock transfer agents to keep, the stock transfer records of the corporation, which shall reflect the name and address of each shareholder of record, the number and class or series of shares issued to each shareholder of record and the date of issue of each such share. The Board of Directors may designate a registrar to register each certificate that is issued either manually or by use of a facsimile signature.

2. Transfer of Shares: Transfers of shares shall be made and recorded on the stock transfer records of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his or her duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

3. Fixing Record Date: The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action. Such record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the date the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders. The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, the record date shall be the date the Board of Directors authorizes the distribution or share dividend.

4. Lost, Stolen or Destroyed Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, stolen or destroyed, upon receipt of a written statement of such fact from the person claiming that the certificate has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board may require the claimant or his or her legal representative to give the corporation a bond in such sum and with such surety or other security as the Board may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, stolen or destroyed; or the Board may, by resolution, authorize the issuance of the new certificate without requiring such a bond.

ARTICLE VIII

Indemnification of Officers and Directors

1. Right to Indemnification: Any person who at any time hereafter serves or heretofore has served: (i) as an officer or director of the corporation; (ii) at the request of the corporation as a director, officer, partner, or trustee (or in any position of similar authority, by whatever title known) of any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or (iii) as a trustee or administrator under any employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against:

(a) All liability and expenses, including without limitation costs and expenses of litigation and reasonable attorney’s fees, actually and reasonable incurred by him or her in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, and whether or not brought by or on behalf the corporation or by or on behalf of any third party, outsider or any other person, seeking to hold him or her liable by reason of or arising out of his or her status or his or her activities in any of the foregoing capacities; and

(b) Liability incurred by him or her for any judgments, money decrees, fines, penalties or amounts paid in settlement in connection with or as a consequence of any action, suit or proceeding described in (a) above;

provided, however, the corporation shall not indemnify or agree to indemnify any person against any liability or expenses he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interest of the corporation.

2. Recovery of Expenses: Any person entitled to indemnification under this Article shall be entitled to recover from the corporation his or her reasonable costs, expenses and attorneys’ fees incurred in connection with enforcing his or her right to indemnification.

3. Advancement of Expenses: Expenses incurred by a director or officer of the corporation in defending an action, suit or proceeding described above shall, at the request of such director or officer, and subject to authorization by the Board, be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, unless it shall ultimately be determined that he or she is entitled to indemnification from the corporation under this Article or otherwise.

4. Reliance: Any person who at any time after the adoption of this Article serves or has served in any of the capacities described in Section 1 herein for or on behalf of the corporation shall be deemed to be doing so and to have done so in reliance upon, and as consideration for, the rights provided herein. Such rights shall inure to the benefit of the heirs and legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article.

5. Amendment: Any amendment, alteration, repeal or other change hereof limiting or restricting in any way the rights, fixed or contingent, granted hereunder shall operate prospectively only and shall not prejudice, defeat or impair any rights of any person existing at the time of such amendment, alteration, repeal or other change.

6. No Limitation on Other Rights to Indemnification: If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the corporation shall nevertheless indemnify each person described in Section 1 herein to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent permitted or required by other applicable law.

ARTICLE IX

General Provisions

1. Dividends: The Board of Directors may from time to time declare, and the corporation may pay, distributions and share dividends to its shareholders in the manner and upon the terms and conditions provided by applicable law and by the articles of incorporation or the bylaws.

2. Seal: The seal of the corporation shall be in any form approved from time to time or at any time by the Board of Directors.

3. Fiscal Year: Unless otherwise ordered by the Board of Directors, the fiscal year of the corporation shall be from January 1 to December 31.

4. Amendments: The Board of Directors of the corporation shall have the authority, without the assent or vote of the shareholders, to adopt, make, alter, amend and/or rescind the bylaws or any bylaw of the corporation. The shareholders of the corporation may amend or repeal the corporation’s bylaws even though the bylaws may also be amended or repealed by the Board of Directors.

5. North Carolina Shareholder Protection Act Inapplicable: The provisions of Article 9 of Chapter 55 of the General Statutes of North Carolina, known as “The North Carolina Shareholder Protection Act,” shall not be applicable to the corporation.

6. Definitions: Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein. In addition, without limiting the effect of the foregoing, the term “applicable law” used in these bylaws shall refer to any applicable laws, rules or regulations, including but not limited to the North Carolina Business Corporation Act, applicable federal securities laws, rules and regulations and the rules and regulations of any applicable stock exchange.

EXHIBIT B

CHARTER

OF THE AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS OF BB&T CORPORATION

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. Upon determination by the Board of Directors that any member fully qualifies as a financial expert as defined by the Commission, at least one such member will be appointed to the Audit Committee. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed and may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may meet in Executive Session without members of management in attendance as often as deemed appropriate. The Executive Session may be called by any member of the Audit Committee.

Committee Authority and Responsibilities

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information as permissible, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (to consist of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management, the general auditor, and the independent auditor the major financial risks and exposures and the steps management has taken to monitor, minimize or control such risks or exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls. In the event of financial information restatement due to material noncompliance as a result of misconduct, the Audit Committee will establish procedures that address forfeiture of bonuses and profits for the CEO/CFO.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Discuss with the independent auditor at least annually the auditor’s internal quality-control procedures and any material issues raised by the most recent peer review and all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.

11.	Inquire as to the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

12.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

13.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

14.	Ensure that the internal audit department functionally reports directly to the Audit Committee.

15.	Review the appointment and replacement of the senior internal auditing executive.

16.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

17.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

21.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

22.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing laws and regulations as the Audit Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Amended 2/24/04.

EXHIBIT C

BB&T CORPORATION

2004 STOCK INCENTIVE PLAN

ARTICLE I

DEFINITIONS

In addition to other terms defined herein, the following terms shall have the meanings given below:

1.01. Administrator shall mean the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

1.02. Affiliate means any parent corporation or subsidiary corporation of BB&T, as such terms are defined under Section 424(e) and (f) of the Code, and also includes any other business entity which is controlled by, under common control with or controls BB&T; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws.

1.03. Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between BB&T and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares subject to an Award, as may be established by the Administrator.

1.04. Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option), a Stock Appreciation Right (including a Related SAR or a Freestanding SAR), a Restricted Award (including a Restricted Stock Award or a Restricted Unit Award), a Performance Award (including a Performance Share Award or a Performance Unit Award), a Phantom Stock Award, or any other award granted under the Plan.

1.05. BB&T means BB&T Corporation or any successor thereto.

1.06. Board means the Board of Directors of BB&T.

1.07. Code means the Internal Revenue Code of 1986, as amended.

1.08. Committee means the Compensation Committee of the Board appointed to administer the Plan.

1.09. Common Stock means the common stock of BB&T Corporation, $5.00 par value.

1.10. Covered Employee shall have the meaning given the term in Section 162(m) of the Code and related regulations.

1.11. Director means a member of the Board of Directors of BB&T or an Affiliate.

1.12. Disability means a disability as determined by the Administrator in accordance with standards and procedures similar to those under BB&T’s long-term disability plan.

1.13. Displacement shall have the meaning ascribed to the term in any employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if no such agreement applies, “displacement” shall mean the termination of the Participant’s employment or service due to the elimination of the Participant’s job or position without fault on the part of the Participant (as determined by the Administrator).

1.14. Employee means any person who is an employee of BB&T or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan); provided, however, that with respect to Incentive Options, “Employee” means any person who is considered an employee of BB&T or any parent corporation or subsidiary corporation for purposes of Prop. Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

1.15. Exchange Act means the Securities Exchange Act of 1934, as amended.

1.16. Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, except as may otherwise be determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price per share of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date an Option is granted or other determination is made (each, a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately or nearest preceding the valuation date for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

1.17. Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Article VII.

1.18. Incentive Option means an Option that is designated by the Administrator as an Incentive Option and intended to meet the requirements of incentive stock options under Code Section 422 and related regulations.

1.19. Independent Contractor means an independent contractor, consultant or advisor providing services to BB&T or an Affiliate.

1.20. Nonqualified Option means an Option that is not intended to qualify as an incentive stock option under Code Section 422 and related regulations.

1.21. Option means a stock option granted under Article VI that entitles the holder to purchase from BB&T a stated number of shares of Common Stock at the price set forth in an Agreement.

1.22. Participant means an individual employed by, or providing services to, BB&T or an Affiliate who satisfies the requirements of Article IV and is selected by the Administrator to receive an Award under the Plan.

1.23. Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Article IX.

1.24. Performance Measures mean one or more performance factors which may be established by the Administrator with respect to an Award. Performance factors may be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its discretion may deem appropriate; provided, however, that, such performance factors shall be limited to one or more of the following (as determined by the Administrator in its discretion): (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) return on investment; (viii) return on capital; (ix) improvements in capital structure; (x) expense management; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price or total shareholder return; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) working capital; (xix) return on assets; (xx) economic wealth created; (xxi) strategic business criteria; and (xxii) efficiency ratio(s). Such performance factors may include or exclude extraordinary items, as determined by the Administrator.

1.25. Performance Share means an Award granted under Article IX, in an amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

1.26. Performance Unit means an Award granted under Article IX, in an amount determined by the Administrator and specified in an Agreement, that entitles the holder to receive Shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

1.27. Phantom Stock Award means an Award granted under Article X entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

1.28. Plan means the BB&T Corporation 2004 Stock Incentive Plan, as it may be hereafter amended and/or restated.

1.29. Related SAR means an SAR granted under Article VII that is granted in relation to a particular Option and that can be exercised only upon the surrender to BB&T, unexercised, of that portion of the Option to which the SAR relates.

1.30. Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Article VIII.

1.31. Restricted Stock Award means shares of Common Stock awarded to a Participant under Article VIII. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

1.32. Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Article VIII herein which is settled (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and Shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit Award represents the promise of BB&T to deliver shares, cash or a combination thereof, as applicable, at the end of the Restriction Period (or such later date as may be determined by the Administrator), subject to compliance with the terms of the Plan and the terms and conditions established by the Administrator.

1.33. Retirement means, unless the Administrator determines otherwise, that a Participant has separated from service on or after his earliest early retirement date established under a tax-qualified pension or profit sharing plan maintained by BB&T or an Affiliate in which he participates.

1.34. SAR means a stock appreciation right granted under Article VII herein entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the SAR base price, subject to the terms of the Plan and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

1.35. Securities Act means the Securities Act of 1933, as amended.

ARTICLE II

PURPOSES

The Plan is intended to assist BB&T in recruiting and retaining Employees, Directors and Independent Contractors of BB&T and its Affiliates with ability and initiative by enabling eligible individuals to contribute to and participate in BB&T’s future success and to associate their interests with those of BB&T and its shareholders. In furtherance of this purpose, the Plan authorizes the grant of Awards, including Options (including Incentive Options and Nonqualified Options), SARs

(including Related SARs and Freestanding SARs), Restricted Awards (including Restricted Stock Awards and Restricted Stock Units), Performance Awards (including Performance Share Awards and Performance Unit Awards), and Phantom Stock Awards, to selected eligible individuals. The proceeds received by BB&T from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

3.01. General. The Plan shall be administered by the Board of BB&T or, upon its delegation, by the Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Exchange Act, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Section 162(m) of the Code or related regulations, the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Section 162(m) or related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes herein, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee. Notwithstanding the foregoing, the Board shall have sole authority to grant Awards to Directors who are not Employees of BB&T or its Affiliates.

3.02. Authority of Administrator. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of the Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient. The Administrator also may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award. The Administrator may specify in an Agreement that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of BB&T or Affiliate policies, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of BB&T or any Affiliate. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or Committee, as applicable, shall be liable for any action or determination made in good faith with respect to the Plan, an Award or an Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in BB&T’s articles of incorporation or bylaws or pursuant to applicable law. All expenses of administering this Plan shall be borne by BB&T.

3.03. Delegation of Authority. Notwithstanding the other provisions of Article III, the Administrator may delegate to a subcommittee of the Committee or one or more senior executive officers of BB&T the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3.02 herein with respect to such Awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Administrator); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of BB&T within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3.03 to a subcommittee of the Committee or to one or more senior executive officers of BB&T, references to the Administrator shall include references to such subcommittee or such senior executive officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable laws, rules and regulations. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

PARTICIPATION

4.01. General. An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee of BB&T or an Affiliate, (ii) a Director of BB&T or an Affiliate, or (iii) an independent contractor providing services to BB&T or an Affiliate.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Article IV herein, is an Employee of BB&T or a parent corporation or subsidiary corporation and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of BB&T (or a parent or subsidiary corporation). Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of BB&T (or a parent or subsidiary corporation) may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period (as defined in Section 6.03 herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or other transaction involving BB&T or an Affiliate, the Administrator may grant Awards to non-employees upon such terms and conditions as it determines to be appropriate, provided that the recipient is otherwise eligible to receive the Award and the terms of the Award are consistent with the Plan and applicable laws, rules and regulations (including, to the extent necessary, the federal securities laws registration provisions and Section 424(a) of the Code).

(d) The individual, being otherwise eligible under this Section 4.01, is selected by the Administrator as a Participant in the Plan.

4.02. Grants; Award Agreements. The Administrator will designate individuals to whom Awards are to be made and will specify the number of shares of Common Stock, if any, subject to each Award and the other terms and conditions of Awards. Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such terms, conditions and restrictions as may be determined by the Administrator, subject to the terms of the Plan.

ARTICLE V

SHARES SUBJECT TO PLAN AND AWARD LIMITATIONS

5.01. Shares Available for Awards. Subject to adjustments as provided in Section 5.03, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 25,000,000 shares of Common Stock. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. BB&T hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Notwithstanding any provision herein to the contrary, each of the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5.03:

(a) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 25,000,000 shares;

(b) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to Restricted Awards shall be 5,000,000 shares;

(c) In any calendar year, no Participant may be granted Options and SARs that are not related to an Option for more than 500,000 shares of Common Stock;

(d) In any calendar year, no Participant may receive shares of Common Stock pursuant to the grant of any Awards made under the Plan for more than a total of 500,000 shares of Common Stock; and

(e) In any calendar year, no Participant may receive Awards under the Plan paid in cash having an aggregate dollar value in excess of $5,000,000.

(For purposes of Section 5.01(c) and (d), an Option and Related SAR shall be treated as a single Award.)

5.02. Shares not subject to limitations. The following will not be applied to the share limitations of Section 5.01 above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards; (ii) Awards which are settled in cash rather than the issuance of shares; (iii) any shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares underlying the Award; and (iv) any shares surrendered by a Participant or withheld by BB&T to pay the option or purchase price for an Award or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an Award if, in accordance with the terms of the Plan, a Participant pays such option or purchase price or satisfies such tax withholding by either tendering previously owned shares or having BB&T withhold shares.

5.03. Adjustments. If there is any change in the outstanding shares of Common Stock because of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of BB&T affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to the terms of Awards and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Notwithstanding the foregoing, unless the Administrator determines otherwise, the issuance by BB&T of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of BB&T convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

ARTICLE VI

OPTIONS

6.01. Grant of Options. Subject to the terms of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of BB&T or a parent or subsidiary corporation. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

6.02. Option Price. The price per share at which an Option may be exercised (the “Option Price”) shall be established by the Administrator and stated in the Agreement evidencing the grant of the Option; provided, that (i) the Option Price of an Option shall be no less than the Fair Market Value per share of the Common Stock on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of BB&T (or a parent or subsidiary corporation), as provided in Section 4.01(b) herein); and (ii) in no event shall the Option Price per share of any Option be less than the par value per share of the Common Stock.

6.03. Option Period; Exercise of Options. The term of an Option (the “Option Period”) shall be determined by the Administrator at the time the Option is granted, shall be stated in the Agreement and shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of BB&T or a parent or subsidiary corporation, as provided in Section 4.01(b) herein). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

6.04. Exercise of Options.

(a) The period or periods during which, and conditions pursuant to which, an Option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan. An Option granted under this Plan that is exercisable may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to remaining shares subject to the Option or Related SAR.

(b) An Option that is exercisable may be exercised by giving written notice to BB&T in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. The date of exercise shall be the date on which BB&T has received both the notice of exercise and payment of the purchase price (except as may be otherwise determined by the Administrator for option exercises made pursuant to Section 6.05(c)).

(c) To the extent required under Section 422 of the Code, in no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by BB&T (or any parent or subsidiary corporation) with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000.

6.05. Payment. Unless an Agreement provides otherwise, payment upon exercise of an Option shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and applicable laws, rules and regulations, payment may also be made:

(a) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for a time period determined by the Administrator and otherwise acceptable to the Administrator;

(b) By shares of Common Stock withheld upon exercise;

(c) By delivery of written notice of exercise to BB&T and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to BB&T the amount of sale or loan proceeds to pay the Option Price;

(d) By such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or

(e) By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator.

6.06. Nontransferability. Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) except by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Section 422 of the Code and related regulations. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in its sole discretion (and in a manner consistent with the registration provisions of the Securities Act). Except as may be permitted by the preceding sentence with respect to the transfer of Nonqualified Options, (i) during the lifetime of a Participant to whom an Option is granted, the Option may be exercised only by the Participant; and (ii) no right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant. The designation of a beneficiary in accordance with Section 16.09 shall not constitute a transfer.

6.07. Disqualifying Dispositions. If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify BB&T in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.01. Grant of SARs. Subject to the terms of the Plan, the Administrator may in its discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Stock subject to the related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The base price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted.

7.02. Related SARs. A Related SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. The base price of a Related SAR shall be equal to the Option Price of the related Option. Related SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in the agreement), and in no event after the complete termination or full exercise of the related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. Upon the exercise of a Related SAR granted in connection with a related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the related Option is exercised or surrendered.

7.03. Freestanding SARs. An SAR may be granted without relationship to an option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

7.04. Exercise of SARs.

(a) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable Agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(b) SARs may be exercised by giving written notice to BB&T in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which BB&T shall have received proper notice from the Participant of the exercise of such SAR.

7.05. Payment Upon Exercise. Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from BB&T in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. Notwithstanding the foregoing, the Administrator in its discretion may limit in any manner the amount payable with respect to an SAR. Such consideration shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator. BB&T’s obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent, if any, as the Administrator may determine. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable Agreement, the Participant will receive cash in lieu of fractional shares.

7.06. Nontransferability. Unless the Administrator determines otherwise, (i) SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and (ii) SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with Section 16.09 does not constitute a transfer.

ARTICLE VIII

RESTRICTED AWARDS

8.01. Grant of Restricted Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Restricted Awards to such eligible individuals in such numbers, upon such terms and conditions and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or whole shares of Common Stock, or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and in the discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price for the Restricted Award, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), Retirement, Displacement, Disability, death, or any combination of such conditions. Notwithstanding the foregoing, Restricted Awards that vest based solely on continued service or the passage of time shall be subject to a minimum Restriction Period of one year (except in the case of Restricted Awards assumed or substituted in connection with mergers, acquisitions or other business transactions or Restricted Awards granted in connection with the recruitment of a Participant). In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1.24 herein).

8.02. Vesting of Restricted Awards. Subject to the terms of the Plan, the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards.

8.03. Forfeiture of Restricted Awards. Unless the Administrator determines otherwise, if the employment or service of a Participant shall terminate for any reason and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and the individual Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

8.04. Shareholder Rights; Share Certificates. The Administrator shall have sole discretion to determine whether a Participant shall have dividend rights, voting rights or other rights as a shareholder with respect to shares subject to a Restricted Award which has not vested, been earned or been forfeited. The Administrator shall have the right to retain custody of certificates evidencing the shares subject to a Restricted Award and to require the Participant to deliver to BB&T a stock power, endorsed in blank, with respect to such Award, until such time as the Restricted Award vests or is forfeited.

8.05. Nontransferability. Unless the Administrator determines otherwise, (i) Restricted Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and (ii) shares of Common Stock subject to a Restricted Award may not be sold, transferred, assigned, pledged or otherwise encumbered until all restrictions related to the Award have lapsed and all conditions to vesting have been met. The designation of a beneficiary in accordance with Section 16.09 does not constitute a transfer.

ARTICLE IX

PERFORMANCE AWARDS

9.01. Grant of Performance Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible individuals in such amounts, upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof or a combination thereof (in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. Subject to Section 5.01, above, the Administrator shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to any Participant. The Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. Subject to Section 1.24 herein, the Administrator shall determine the Performance Measures to be used in valuing Performance Awards.

9.02. Earning of Performance Awards. Subject to the terms of the Plan, the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards.

9.03. Form of Payment. Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or in installments upon such terms as may be established by the Administrator.

9.04. Forfeiture of Performance Awards. Unless the Administrator determines otherwise, if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and individual Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination of employment or service and the Participant shall have no further rights with respect thereto.

9.05. Nontransferability. Unless the Administrator determines otherwise, (i) Performance Awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and (ii) shares of Common Stock subject to a Performance Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Performance Period has expired and all conditions to earning the Award have been met. The designation of a beneficiary in accordance with Section 16.09 does not constitute a transfer.

ARTICLE X

PHANTOM STOCK AWARDS

10.01. Grant of Phantom Stock Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.

10.02. Vesting of Phantom Stock Awards. Subject to the terms of the Plan, the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards.

10.03. Payment of Phantom Stock Awards. Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. The Administrator may, however, establish a limitation on the amount payable in respect of each share of Phantom Stock. Payment may be made in a lump sum or in installments upon such terms as may be established by the Administrator.

10.04. Nontransferability. Unless the Administrator determines otherwise, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, (ii) Phantom Stock Awards may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative, and (iii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with Section 16.09 does not constitute a transfer.

ARTICLE XI

DIVIDENDS AND DIVIDEND EQUIVALENTS

The Administrator may, in its sole discretion, provide that the Awards granted under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents.

ARTICLE XII

EFFECT OF TERMINATION

The Administrator shall determine the extent, if any, to which a Participant shall have any rights with respect to an Award (including but not limited to the right to exercise all or part of an Option or SAR or for all or part of a Restricted Award, Performance Award or Phantom Stock Award to vest or be earned) following termination of the Participant’s employment or service with BB&T or an Affiliate. Such provisions will be determined in the sole discretion of the Administrator, shall be included in the Agreement relating to such Award, need not be uniform among all Awards issued under the Plan and may reflect distinctions based on the reasons for termination of employment or service. The Administrator also may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE XIII

COMPLIANCE WITH LAWS; RESTRICTIONS ON AWARDS AND SHARES

BB&T may impose such restrictions on Awards and shares or any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, BB&T shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). BB&T may cause a restrictive legend to be placed on any certificate for shares issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

ARTICLE XIV

AMENDMENT AND TERMINATION OF THE PLAN

14.01. General.

(a) The Plan may be amended, altered or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of BB&T shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (ii) except for adjustments made pursuant to Section 5.03, the Option Price for any outstanding Option or base price of any outstanding SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding Option or SAR granted under the Plan be surrendered to BB&T as consideration for the grant of a new Option or SAR with a lower Option Price or base price than the original Option or SAR, as the case may be, without shareholder approval of any such action.

(b) The Administrator may amend, alter or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration or termination of an Award shall not, without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

14.02. Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Administrator shall have authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting BB&T or any Affiliate, or the financial statements of BB&T or any Affiliate, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

14.03. Cash Settlement. Notwithstanding any provision of the Plan, an Award or an Agreement to the contrary, the Administrator may cause any Award granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled Award.

ARTICLE XV

EFFECTIVE DATE; TERM

The effective date of the Plan shall be April 27, 2004 (the “Effective Date”). Awards may be granted under the Plan on and after the Effective Date, but no Awards will be granted after April 26, 2014. Awards which are outstanding on April 26, 2014 (or such earlier termination date as may be established by the Board pursuant to Section 14.01 herein) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Agreement.

ARTICLE XVI

GENERAL PROVISIONS

16.01. Shareholder Rights. Except as otherwise determined by the Administrator (and subject to the provisions of Section 8.04 herein regarding Restricted Stock Awards), a Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Award and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the purchase price (except as may otherwise be determined by BB&T in the event of payment of the Option Price pursuant to Section 6.05(c) herein). Except as otherwise provided in Section 8.04 herein regarding Restricted Stock Awards, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award or Phantom Stock Award shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) after the Award (or portion thereof) has vested or been earned.

16.02. Withholding. BB&T shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, BB&T shall require any recipient of an Award to pay to BB&T in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by BB&T to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to have BB&T withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

16.03. Section 16(b) Compliance. To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of BB&T that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

16.04. Code Section 162(m) Performance-Based Compensation. To the extent to which Section 162(m) of the Code is applicable, BB&T intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and related regulations, unless otherwise determined by the

Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) and related regulations shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m), unless the Administrator, in its discretion, determines otherwise.

16.05. No Right or Obligation of Continued Employment or Service. Neither the Plan, the grant of an Award nor any other action related to the Plan shall confer upon any individual any right to continue in the service of BB&T or an Affiliate as an Employee, Director or Independent Contractor or affect in any way with the right of BB&T or an Affiliate to terminate an individual’s employment or service at any time.

16.06. Unfunded Plan; No Effect on Other Plans.

(a) The Plan shall be unfunded, and BB&T shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between BB&T and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of BB&T or any Affiliate, including, without limitation, any specific funds, assets or other property which BB&T or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of BB&T or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(b) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(c) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for BB&T or any Affiliate, nor shall the Plan preclude BB&T from establishing any other forms of stock incentive or other compensation for employees or service providers of BB&T or any Affiliate.

16.07. Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable United States federal laws.

16.08. Deferrals. The Administrator may permit or require a Participant to defer receipt of the delivery of shares of Common Stock, the payment of cash or the provision of any other benefit that would otherwise be due pursuant to the exercise, vesting or earning of an Award. If any such deferral is required or permitted, the Administrator shall, in its discretion, establish rules and procedures for such deferrals.

16.09. Beneficiary Designation. The Administrator may permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of

Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.

16.10. Gender and Number. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

16.11. Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.12. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

16.13. Successors and Assigns. The Plan shall be binding upon BB&T, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

IN WITNESS WHEREOF, this BB&T Corporation 2004 Stock Incentive Plan, is, by the authority of the Board of Directors of BB&T, executed on behalf of BB&T, the      day of                 , 2004.

BB&T CORPORATION

By:

Name:

Title:

ATTEST:

Acting/Assistant Secretary

[Corporate Seal]

BB&T			VOTE BY INTERNET OR TELEPHONE 24 Hours a Day – 7 Days a Week Save your Company Money – It’s Fast and Convenient
TELEPHONE		INTERNET		MAIL
1-888-457-2960		https://www.proxyvoting.com/bbt

• Use any touch-tone telephone • Have your proxy form in hand • Follow the simple recorded instructions	OR	• Go to the website address listed above • Have your proxy form in hand • Follow the simple instructions	OR	• Mark, sign and date the proxy card • Detach the proxy card below • Return the proxy card in the postage-paid envelope provided

CALL TOLL-FREE TO VOTE: 1-888-457-2960

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card. Telephone and Internet voting facilities will close at 11:59 p.m. Eastern Daylight Time on April 26, 2004.

òPLEASE DETACH HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNETò

PROXY	PROXY

BB&T CORPORATION

ANNUAL MEETING APRIL 27, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

BB&T CORPORATION

The undersigned shareholder of BB&T Corporation, a North Carolina corporation (“BB&T”), appoints John A. Allison IV and Scott E. Reed, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of BB&T which the undersigned is entitled to vote at the annual meeting of shareholders of BB&T to be held at the Hilton McLean Tysons Corner Hotel, McLean, Virginia, on April 27, 2004, at 11:00 a.m. local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED AGAINST PROPOSAL 6, FOR THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN, AND FOR PROPOSALS 1, 2, 4 AND 5 ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

(Continued on reverse side)

òPLEASE DETACH HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNETò

							Please mark your vote as indicated in this example		☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 6 AND “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

1.	Proposal to approve an amendment to the BB&T articles of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐	4.	Proposal to approve the BB&T Corporation 2004 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Proposal to approve certain amendments to the BB&T bylaws.	FOR ☐	AGAINST ☐	ABSTAIN ☐	5.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as BB&T’s independent auditors for 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to elect eight nominees as Directors of BB&T as described in Proposal 3 in the Proxy Statement.				6.	Proposal to approve shareholder proposal regarding executive compensation matters.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Nominees:

	01 – John A. Allison IV 02 – Ronald E. Deal 03 – Tom D. Efird 04 –Albert O. McCauley	05 – Barry J. Fitzpatrick 06 – J. Holmes Morrison 07 – Jennifer S. Banner 08 – Albert F. Zettlemoyer		FOR all nominees listed (except as marked to the contrary below) ☐	WITHHOLD authority to vote for all nominees ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the following space.)

The undersigned hereby ratifies and confirms all that said attorneys-in-fact, or either of them or their substitutes, may lawfully do or cause to be done hereof, and acknowledges receipt of the notice of the BB&T Annual Meeting and the Proxy Statement accompanying it. Dated this day of , 2004.

(SEAL)

(SEAL)

Please insert date of signing. Sign exactly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.

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